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                                      [Published CUSIP Number: ________________]





                                CREDIT AGREEMENT

                          Dated as of October 25, 2004
                                      among

                               GTECH CORPORATION,
                                as the Borrower,

                             BANK OF AMERICA, N.A.,
                   as Administrative Agent, Swing Line Lender
                                       and
                                   L/C Issuer,

                             CALYON NEW YORK BRANCH
                                       and
                         BANC OF AMERICA SECURITIES LLC,
                            as Joint Lead Arrangers,

                             CALYON NEW YORK BRANCH,
                          KEYBANK NATIONAL ASSOCIATION,
                            THE BANK OF NOVA SCOTIA,
                                       and
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                            as Co-Syndication Agents,

                                       and

                         The Other Lenders Party Hereto

                         BANC OF AMERICA SECURITIES LLC,
                                       as
                                Sole Book Manager



================================================================================

                                    ARTICLE I
                        Definitions and Accounting Terms

1.1.     Definitions...........................................................1

1.2.     Rules of Interpretation..............................................24

1.3.     Rounding.............................................................25

1.4.     Times of Day.........................................................25

1.5.     Letter of Credit Amounts.............................................25

1.6.     Exchange Rates; Currency Equivalents.................................26

1.7.     Additional Alternative Currencies....................................26

1.8.     Change of Currency...................................................26

                                   ARTICLE II
                              The Credit Facilities

2.1.     Revolving Loans......................................................27

2.2.     Use of Proceeds......................................................29

2.3.     Notes................................................................29

2.4.     Swing Line...........................................................30

                                   ARTICLE III
                                Letters of Credit

3.1.     Letters of Credit....................................................31

                                   ARTICLE IV
                Eurodollar Funding, Fees, and Payment Conventions

4.1.     Interest Rate Options................................................40

4.2.     Conversions and Elections of Subsequent Interest Periods.............41

4.3.     Payment of Interest..................................................41

4.4.     Prepayments..........................................................42

4.5.     Payments Generally; Administrative Agent's Clawback..................42

4.6.     Fees.................................................................43

4.7.     Pro Rata Payments....................................................44

4.8.     Computation of Rates and Fees........................................45

4.9.     Sharing of Payments by Lenders.......................................45

4.10.    Deficiency Advances; Failure to Purchase Lender Participations.......46

                                    ARTICLE V
                             Change in Circumstances

5.1.     Increased Cost and Reduced Return....................................46

5.2.     Limitation on Types of Loans.........................................48

5.3.     Illegality...........................................................48

5.4.     Treatment of Affected Loans..........................................49

5.5.     Compensation.........................................................49

5.6.     Taxes................................................................50

                                   ARTICLE VI
            Conditions to Making Loans and Issuing Letters of Credit

6.1.     Conditions of Initial Advance........................................52

6.2.     Conditions of Revolving Loans and Letter of Credit...................55

                                   ARTICLE VII
                         Representations and Warranties

7.1.     Organization and Authority...........................................56

7.2.     Loan Documents.......................................................57

7.3.     Solvency.............................................................57

7.4.     Material Subsidiaries and Stockholders...............................57

7.5.     Compliance with Laws.................................................57

7.6.     Financial Condition..................................................58

7.7.     Title to Properties..................................................58

7.8.     Taxes................................................................58

7.9.     Other Agreements.....................................................59

7.10.    Litigation...........................................................59

7.11.    Margin Stock.........................................................59

7.12.    Regulated Company....................................................59

7.13.    Patents, Etc.........................................................59

7.14.    No Untrue Statement..................................................60

7.15.    No Consents, Etc.....................................................60

7.16.    Employee Benefit Plans...............................................60

7.17.    No Default...........................................................61

7.18.    Environmental Laws...................................................61

7.19.    Employment Matters...................................................62

7.20.    RICO; Foreign Corrupt Practices Act..................................62

7.21.    Foreign Assets Control Regulations, Etc..............................62

7.22.    Insurance............................................................62

                                  ARTICLE VIII
                              Affirmative Covenants

8.1.     Financial Reports, Etc...............................................63

8.2.     Maintain Properties..................................................65

8.3.     Existence, Qualification, Etc........................................65

8.4.     Payments and Obligations.............................................65

8.5.     Insurance............................................................66

8.6.     True Books...........................................................66

8.7.     Right of Inspection..................................................66

8.8.     Observe all Laws.....................................................66

8.9.     Pay Indebtedness to Lenders and Perform Other Covenants..............66

8.10.    Covenants Extending to Other Persons.................................67

8.11.    Officer's Knowledge of Default.......................................67

8.12.    Suits or Other Proceedings...........................................67

8.13.    Notice of Environmental Complaint or Condition.......................67

8.14.    Environmental Compliance.............................................67

8.15.    Intentionally Omitted................................................67

8.16.    Further Assurances...................................................67

8.17.    Employee Benefit Plans...............................................68

8.18.    Accounting Policies and Financial Reporting Practices................69

8.19.    New Subsidiaries; New Guarantors.....................................69

8.20.    Use of Proceeds......................................................70

8.21.    GTECH Reinsurance....................................................70

8.22.    Debt Rating..........................................................70

                                   ARTICLE IX
                               Negative Covenants

9.1.     Financial Covenants..................................................70

9.2.     Liens................................................................70

9.3.     Guaranties...........................................................72

9.4.     Disposition of Assets................................................72

9.5.     Investments; Acquisitions............................................72

9.6.     Fundamental Changes..................................................73

9.7.     Dividends, Redemptions and Other Payments............................74

9.8.     Transactions with Affiliates.........................................74

9.9.     Benefit Plans........................................................74

9.10.    Fiscal Year..........................................................75

9.11.    Dissolution, Etc.....................................................75

9.12.    Change in Control....................................................75

9.13.    GTECH Reinsurance....................................................75

9.14.    Total Subsidiary Indebtedness........................................75

9.15.    Synthetic Lease Obligations..........................................75

9.16.    Limitations on Sales and Leasebacks..................................75

                                    ARTICLE X
                       Events of Default and Acceleration

10.1.    Events of Default....................................................76

10.2.    Agent to Act.........................................................80

10.3.    Cumulative Rights....................................................80

10.4.    No Waiver............................................................80

10.5.    Allocation of Proceeds...............................................81

                                   ARTICLE XI
                              Administrative Agent

11.1.    Appointment and Authority............................................81

11.2.    Rights as a Lender...................................................81

11.3.    Exculpatory Provisions...............................................82

11.4.    Reliance by Administrative Agent.....................................83

11.5.    Delegation of Duties.................................................83

11.6.    Resignation of Administrative Agent..................................83

11.7.    Non-Reliance on Administrative Agent and Other Lenders...............84

11.8.    No Other Duties, Etc.................................................84

11.9.    Administrative Agent May File Proofs of Claim........................84

11.10.   Guaranty Matters.....................................................85

                                   ARTICLE XII
                                  Miscellaneous

12.1.    Amendments, Etc......................................................85

12.2.    Notices; Effectiveness; Electronic Communication.....................86

12.3.    No Waiver; Cumulative Remedies.......................................88

12.4.    Expenses; Indemnity; Damage Waiver...................................88

12.5.    Payments Set Aside...................................................90

12.6.    Successors and Assigns...............................................90

12.7.    Treatment of Certain Information; Confidentiality....................94

12.8.    Right of Setoff......................................................94

12.9.    Interest Rate Limitation.............................................95

12.10.   Counterparts; Integration; Effectiveness.............................95

12.11.   Survival of Representations and Warranties...........................95

12.12.   Severability.........................................................96

12.13.   Replacement of Lenders...............................................96

12.14.   Governing Law; Jurisdiction; Etc.....................................96

12.15.   Waiver of Jury Trial.................................................97

12.16.   USA PATRIOT Act Notice...............................................98

C682070
EXHIBIT A             APPLICABLE COMMITMENT PERCENTAGES.....................A-1

EXHIBIT B             FORM OF ASSIGNMENT AND ACCEPTANCE.....................B-1

EXHIBIT C             NOTICE OF APPOINTMENT (OR REVOCATION) OF
                      AUTHORIZED REPRESENTATIVE.............................C-1

EXHIBIT D-1           FORM OF BORROWING NOTICE............................D-1-1

EXHIBIT D-2           FORM OF BORROWING NOTICE--SWING LINE LOANS...........D-2-1

EXHIBIT E             FORM OF INTEREST RATE SELECTION NOTICE.................E-1

EXHIBIT F-1           FORM OF REVOLVING NOTE...............................F-1-1

EXHIBIT F-2           FORM OF SWING LINE NOTE..............................F-2-1

EXHIBIT G             FORM OF OPINION OF BORROWER'S COUNSEL..................G-1

EXHIBIT H             COMPLIANCE CERTIFICATE.................................H-1

EXHIBIT I             FORM OF FACILITY GUARANTY..............................I-1



Schedule 1.1          Existing Letters of Credit.............................S-1

Schedule 7.4          Material Subsidiaries..................................S-2

Schedule 7.6          Indebtedness...........................................S-3

Schedule 7.7          Liens..................................................S-4

Schedule 7.8          Tax Matters............................................S-5

Schedule 7.18         Environmental Matters .................................S-6

Schedule 7.19         Employment Matters ....................................S-7

Schedule 7.22         Insurance .............................................S-8

Schedule 12.2         Administrative Agent's Principal Office; Certain
                        Addresses for Notice ................................S-9

                                CREDIT AGREEMENT


     This CREDIT AGREEMENT ("Agreement") is entered into as of October 25, 2004, among GTECH CORPORATION, a Delaware corporation (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and a Lender.

     The Borrower has requested that the Lenders make available to the Borrower a revolving credit facility of up to $500,000,000, the proceeds of which are to be used to refinance and replace the Borrower's Existing Senior Credit Facility (as defined below) and for working capital and other general corporate purposes and which shall include a letter of credit facility of up to $100,000,000 for the issuance of standby and commercial letters of credit and a swing line facility of up to $40,000,000, and the Lenders are willing to make such revolving credit and letter of credit facilities available to the Borrower upon the terms and conditions set forth herein.

     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                        Definitions and Accounting Terms

     1.1. Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

     "Acquisition" means the acquisition of (a) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

     "Administrative   Agent"   means  Bank  of  America  in  its   capacity  as
administrative agent under any of the Loan Documents, or any successor administrative agent appointed pursuant to Section 11.6.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "Advance" means a borrowing under the Revolving Credit Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan.

     "Affected Loans" shall have the meaning set forth in Section 5.4 hereof.

     "Affected Type" shall have the meaning set forth in Section 5.4 hereof.

     "Affiliate" means, with respect to any Person, another Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Person specified; or (b) which beneficially owns or holds fifteen percent (15%) or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, fifteen percent (15%) or more of the equity interest) of the Person specified; or (c) fifteen percent (15%) or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, fifteen percent (15%) or more of the equity interest) of which is beneficially owned or held by the Person specified. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

     "Alternative Currency" means each of Euro, Sterling, Yen, Swiss Franc, Australian Dollars, Moroccan Dirham and Mexican Peso and each other currency (other than Dollars) that is approved in accordance with Section 1.7.

     "Alternative Currency Equivalent" means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the L/C Issuer at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

     "Applicable Commitment Percentage" means, for each Lender at any time, a fraction (expressed as a percentage), with respect to the Revolving Credit Facility (including Lender Participations in any Swing Line Loan and the Letter of Credit facility), the numerator of which shall be such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 12.6.

     "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

     "Applicable Margin" means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

                                Applicable Margin

                                                                Applicable Margin
                                                               for Eurodollar Rate
                                                                 Loans, Swingline
                                                                     Loans and           Utilization Fee
Pricing Level  Debt Ratings S&P/Moody's    Facility Fee         Letter of Credit Fee     (= 50% usage)
-------------- ------------------------- ------------------ -------------------------- -------------------
      1            A / A2 or better            0.08%                 0.245%                  0.05%
-------------- ------------------------- ------------------ -------------------------- -------------------
      2                 A- /A3                 0.10%                  0.35%                  0.05%
      3              BBB+ / Baa1              0.125%                 0.425%                  0.075%
      4               BBB / Baa2              0.150%                 0.475%                  0.125%
      5          BBB- / Baa3 or worse         0.225%                 0.625%                  0.150%

          "Debt Rating" means, as of any date of determination, the rating as determined by either S&P or Moody's (collectively, the "Debt Ratings") of the Parent's non-credit-enhanced, senior unsecured long-term debt; provided that if a Debt Rating is issued by each of the foregoing rating agencies, then the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest), unless there is a split in Debt Ratings of more than one level, in which case the Pricing Level that is one level higher than the Pricing Level of the lower Debt Rating shall apply.

     Initially, the Applicable Margin shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 6.1(a)(xv). Thereafter, each change in the Applicable Margin resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section 8.22 and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

     "Applicable Time" means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the L/C Issuer to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

     "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered to the Administrative Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 12.6.

     "Australian Dollars" means the lawful currency of Australia.

     "Authorized Representative" means any of the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer,
Controller, and Assistant Treasurer of the Borrower or any other Person expressly designated by the Chief Financial Officer or the Treasurer of the Borrower (or the Board of Directors of the Borrower) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form of Exhibit C.

     "Bank  of  America"  means  Bank  of  America,  N.A.  and  its  successors.

     "BAS" means Banc of America Securities LLC and its successors.

     "Base Rate" means, for any day, the fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate". The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Base Rate due to a change in the prime rate or the Federal Funds Rate shall be effective at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Loan" means a Loan for which the rate of interest is determined by reference to the Base Rate.

     "Base Rate Refunding Loan" means a Base Rate Loan or Swing Line Loan made to pay the Swing Line Lender in respect of Swing Line Outstandings.

     "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

     "Borrower" has the meaning specified in the introductory paragraph hereto.

     "Borrowing   Notice"   means  the  notice   delivered   by  an   Authorized
Representative in connection with an Advance under the Revolving Credit Facility or a Swing Line Loan, in the forms of Exhibits D-1 and D-2, respectively.

     "Business Day" means, (a) except as expressly provided in clause (b), any day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed and, (b) with respect to the selection, funding, interest rate, payment, and Interest Period of any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York and Charlotte, North Carolina.

     "Capital Expenditures" means, with respect to the Borrower and its Subsidiaries, for any period, expenditures or costs for fixed or capital assets made by the Borrower and its Subsidiaries during such period which in accordance with GAAP applied on a Consistent Basis are characterized as capital expenditures.

     "Capital Lease" means each lease which has been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

     "Captive Insurance Payments" means (a) payments of capitalization requirements by the Parent to GTECH Reinsurance and (b) payments of premiums by the Parent, the Borrower and/or its Subsidiaries, each in connection with the Captive Insurance Program.

     "Captive Insurance Program" means the captive insurance program and related undertakings established and maintained on a commercially reasonable basis by the Parent and/or the Borrower (for itself and its Subsidiaries) with GTECH Reinsurance, including the making of loans from GTECH Reinsurance to the Parent, the Borrower and/or its Subsidiaries.

     "Cash Collateralize" has the meaning specified in Section 3.1(g).

     "Change of Control" means, at any time:

     (a) any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) either (i) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of Voting Securities of the Parent (or securities convertible into or exchangeable for such Voting Securities) representing more than fifty percent (50%) of the combined voting power of all Voting Securities of the Parent (on a fully diluted basis) or (ii) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of the Parent; or

     (b) the Parent shall at any time cease to own all of the capital stock of the Borrower.

     "Closing Date" means the date as of which this Agreement is executed by the Borrower, the Lenders and the Administrative Agent and on which the conditions set forth in Section 6.1 have been satisfied.

     "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

     "Compliance Certificate" has the meaning specified in Section 6.1(a)(xi).

     "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to as of the Closing Date in Section 7.6(a).

     "Consolidated Assets" means, as of the date of determination, the total assets of the Parent, the Borrower and its Consolidated Subsidiaries which would be shown as assets on a consolidated balance sheet of the Parent as of such time prepared in accordance with GAAP.

     "Consolidated EBITDA" means, with respect to the Parent, the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (a) Consolidated Net Income excluding any extraordinary gains or losses, plus (b) Consolidated Interest Expense, plus
(c) taxes on income, plus (d) amortization, depreciation and all other non-cash expense items, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

     "Consolidated Interest Coverage Ratio" means, with respect to the Parent, the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the ratio of (a) Consolidated EBITDA for such period to
(b) Consolidated Interest Expense for such period.

     "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross cash interest expense of the Parent, the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

     "Consolidated Net Income" means, for any period of computation thereof, the net income of the Parent, the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

     "Consolidated Net Tangible Assets" means Consolidated Assets excluding (a) net intangible assets and (b) net goodwill of such Consolidated Assets.

     "Consolidated Subsidiary" means, at any date, any Subsidiary the accounts of which, in accordance with GAAP, are consolidated with those of the Parent in its consolidated financial statements as of such date.

     "Consolidated Total Debt Ratio" means, with respect to the Parent, the Borrower and its Subsidiaries, the ratio of (a) Consolidated Total Indebtedness at such date to (b) Consolidated EBITDA for the Four-Quarter Period ending on or immediately prior to the date of computation thereof; provided, however, that the calculation of Consolidated EBITDA for the purpose of establishing the Consolidated Total Debt Ratio for each Fiscal Quarter of the Four-Quarter Period ending next following the date of any Acquisition shall include the results of operations of the Person or assets so acquired on a historical pro forma basis as if such Acquisition had been consummated as of the first day of the Four-Quarter Period ending on or immediately prior to the date of computation thereof; and provided further, however, that the calculation of Consolidated EBITDA for the purpose of establishing the Consolidated Total Debt Ratio for each Fiscal Quarter of the Four-Quarter Period ending next following the date of any Disposition shall exclude the results of operations of the Person or assets so disposed of as if such Disposition occurred on the first day of the Four-Quarter Period ending on or immediately prior to the date of computation thereof.

     "Consolidated Total Indebtedness" means, with respect to the Parent, the Borrower and its Subsidiaries at any time as of which the amount thereof is to be determined, the sum (without duplication) of (a)(i) Indebtedness for Money Borrowed of the Parent, the Borrower and its Wholly-Owned Subsidiaries, (ii) all direct guaranties by the Parent, the Borrower or any of its Wholly-Owned Subsidiaries of non-consolidated Indebtedness of any Person and (iii) the undrawn face amount of all outstanding letters of credit issued for the account of the Parent, the Borrower or any of its Wholly-Owned Subsidiaries and all obligations (to the extent not duplicative) arising under such letters of credit and (b) the sum of the products of (i) the aggregate principal amounts of the indebtedness of the types described in clauses (a)(i) through (iii) above (unless the holder of such indebtedness has recourse expressly, structurally or otherwise as a matter of law, to the Parent, the Borrower or any of its Wholly-Owned Subsidiaries) of each Subsidiary which is not a Wholly-Owned Subsidiary and (ii) the percentage of all equity interests in such Subsidiary which is owned directly or indirectly by the Borrower and/or one or more of its Wholly-Owned Subsidiaries; provided, however, that there shall be excluded from the calculation of Consolidated Total Indebtedness (x) all Indebtedness consisting of Capital Lease obligations incurred in connection with off-balance sheet Sale and Leaseback Transactions, (y) guaranties by the Parent, the Borrower or any of its Subsidiaries of non-consolidated Indebtedness of another Person up to an aggregate principal amount of $10,000,000 and (z) the Customer Prepayment Obligations.

     "Consolidated Total Profits Before Tax" means, for any period, the total profits before extraordinary gains and losses and before Federal, state, local and foreign income or similar taxes of the Borrower and its Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

     "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the consolidated financial statements (including footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, and any obligation of such Person guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

     (a) to purchase such Indebtedness or other obligation or any property or assets constituting security therefor;

     (b) to advance or supply funds in any manner (i) for the purchase or payment of such Indebtedness or other obligation, or (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

     (c) to grant or convey any lien, security interest, pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

     (d) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

     (e) otherwise to assure the owner of such Indebtedness or such obligation of the primary obligor against loss in respect thereof.

     "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 4.2 hereof of a Eurodollar Rate Loan of one Type as a Eurodollar Rate Loan of the same Type from one Interest Period to the next Interest Period.

     "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 4.2 of one Type of Loan into another Type of Loan.

     "Core Business" of the Borrower or any of its Subsidiaries means (a) the manufacture, sale, lease, delivery, installation, operation and/or maintenance by the Borrower or any of its Subsidiaries of computers, computer terminals, equipment and/or related hardware and software pertaining to the operation of lotteries and/or similar games of chance and/or pari-mutuel installations (including, without limitation, lotteries (on-line, off-line, passive ticket, instant ticket, break-open ticket and video), bingo, race tracks, jai alai, legalized bookmaking, off-track betting, casino, keno and sports betting facilities), (b) any type of government or state benefits processing or eligibility and the products and services related to such business, (c) any type of commercial transaction processing, including debit, credit and bill payment transactions, and the products and services related to such business, (d) any type of information technology and the products and services related to such business, (e) any type of communications services similar to that provided in clauses (a) through (d) above and (f) the employment of any hardware or software utilized in any of the business described in clauses (a) through (e) above whether by sale, lease, license or service in either government or commercial enterprises worldwide.

     "Credit Parties" means, collectively, the Borrower and the Guarantors.

     "Customer Prepayment Obligations" shall mean the obligations of the Borrower to repay up to an aggregate amount of $35,000,000 in prepayments made by customers of the Borrower pursuant to contracts between such customers and the Borrower entered into in the ordinary course of the Core Business.

     "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

     "Default Rate" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, the Eurodollar Rate plus the Applicable Margin plus two percent (2%) per annum, and thereafter at a rate of interest which shall be two percent (2%) per annum above the Base Rate, (ii) with respect to Base Rate Loans, Swing Line Loans, Unreimbursed Amounts, fees, and other amounts payable in respect of (x) Obligations or (y) (except as otherwise expressly provided therein) the obligations of any Credit Party other than the Borrower under any of the other Loan Documents, the Base Rate plus the Applicable Margin, if any, plus two percent (2%) per annum; (b) when used with respect to Letter of Credit Fees, a rate of interest which shall be the Applicable Margin plus two percent (2%) per annum; and (c) in any case, the maximum rate permitted by applicable law, if lower.

     "Defaulting  Lender"  means  any  Lender  that (a) has  failed  to fund any portion of the Revolving Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

     "Determination Date" means the last day of each Fiscal Quarter of the Borrower.

     "Disposition" has the meaning specified in Section 9.4.

     "Dollar Equivalent" means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the L/C Issuer at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

     "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

     "Domestic Subsidiary" means any Subsidiary of the Borrower organized under the laws of the United States of America, any state or territory thereof or the District of Columbia.

     "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed);
provided that notwithstanding the foregoing, "Eligible Assignee" shall not include (w) the Borrower or any of the Borrower's Affiliates or Subsidiaries, or(x) any direct competitor of the Borrower or any of its Subsidiaries with respect to the Core Business of the Borrower or any such Subsidiary, (y) any customer of the Borrower or any Subsidiary, or (z) any Person with whom the Borrower or any Subsidiary is restricted from entering into transactions of the type contemplated by this Agreement pursuant to applicable Laws or any contract.

     "Eligible Securities" means all investment grade securities as determined by the rating system of either S&P or Moody's, other securities not subject to either such rating system which are of comparable investment grade risk profile and any other class of securities previously approved in writing by the Required Lenders.

     "Employee Benefit Plan" means (a) any employee benefit plan, including any Pension Plan, within the meaning of Section 3(3) of ERISA which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates, or any Subsidiary or is assumed by the Borrower or any of its ERISA Affiliates, or any Subsidiary in connection with any Acquisition or (ii) has at any time been maintained  for the  employees  of the  Borrower,  any  current or former  ERISA
Affiliate, or any Subsidiary, but excluding any employee benefit plan that has been assumed by any other Person in connection with the sale of an ERISA
Affiliate or Subsidiary and under which neither the Borrower or any ERISA Affiliate has any continuing liability under ERISA and (b) any plan, arrangement, understanding or scheme maintained by the Borrower or any Subsidiary that provides retirement, deferred compensation, employee or retiree medical or life insurance, severance benefits or any other benefit covering any employee or former employee and which is administered under any Foreign Benefit Law or regulated by any Governmental Authority other than the United States of America.

     "EMU" means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

     "EMU Legislation" means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

     "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

     "ERISA Affiliate", as applied to the Borrower, means any Person or trade or business which is a member of a group which is under common control with the Borrower, who together with the Borrower, is treated as a single employer within the meaning of Section 414(b) and (c) of the Code.

     "Euro" and "EUR" mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

     "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

                                         Eurodollar Base Rate
                 Eurodollar Rate  =      -------------------------------
                                         1.00 - Eurodollar Reserve Percentage
                  Where,

          "Eurodollar Base Rate" means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 A.M., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 A.M. (London time) two (2) Business Days prior to the commencement of such Interest Period.

          "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five
     (5) decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Eurodollar Rate Loan" means a Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

     "Event of Default" has the meaning specified in Section 10.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

     "Existing  Letters of Credit"  means  those  Letters of Credit set forth in
Schedule 1.1 hereto.

     "Existing Senior Credit Facility" means that certain $300,000,000 senior credit facility made available to the Borrower pursuant to that certain Credit Agreement dated as of June 22, 2001, among the Borrower, Bank of America, as administrative agent, the lenders party thereto from time to time, The Bank of Nova Scotia, as syndication agent, Credit Lyonnais New York Branch and Fleet National Bank, as co-documentation agents, and BAS, as sole lead arranger and sole book manager (as amended, restated, modified or supplemented prior to the date hereof), and the other loan documents executed in connection therewith.

     "Facility Fee" has the meaning specified in Section 4.6(a).

     "Facility Guaranty" means (a) the Parent Guaranty and (b) each Guaranty Agreement between one or more Guarantors and the Administrative Agent (whether now existing or any Facility Guaranty Joinder Agreement hereafter delivered in accordance with Section 8.19 hereof) for the benefit of the Administrative Agent and the Lenders, substantially in the form of Exhibit I attached hereto, delivered as of the Closing Date or thereafter pursuant to Section 8.19, as the case may be, as the same may be amended, modified or supplemented from time to time.

     "Facility Guaranty Joinder Agreement" means each Guaranty Joinder Agreement, substantially in the form thereof attached to the Facility Guaranty, executed and delivered by any Person to the Administrative Agent for the benefit of the Lenders pursuant to Section 8.19 or otherwise.

     "Facility Termination Date" means such date as all of the following shall have occurred: (a) the Borrower shall have permanently terminated the Revolving Credit Facility and the Swing Line by payment in full of all Outstandings, together with all accrued and unpaid interest, fees and other Obligations with respect thereto, other than (i) the undrawn portion of Letters of Credit and
(ii) all letter of credit fees relating thereto accruing after such date (which shall be payable solely for the account of the L/C Issuer) computed (based on the interest rates and the Applicable Margin then in effect) on such undrawn amounts to the respective expiry dates of the Letters of Credit, in each case as have been fully Cash Collateralized in a manner satisfactory to the L/C Issuer;
(b) all Swap Agreements shall have been terminated, expired or cash collateralized, (c) all Revolving Credit Commitments and Letter of Credit Commitments shall have terminated or expired and (d) the Borrower shall have fully, finally and irrevocably paid and satisfied in full all Obligations (other than Obligations consisting of continuing indemnities and other Contingent Obligations of the Borrower or any Guarantor that may be owing to the Lenders pursuant to the Loan Documents and which expressly by their terms are intended to survive termination of this Agreement).

     "FASB 133" means  Statement  of  Financial  Accounting  Standards  No. 133.

     "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to the nearest multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

     "Fee Letter" means that certain fee letter dated as of September 20, 2004, among the Borrower, the Administrative Agent and BAS.

     "Fiscal Quarter" means the quarterly period of the Borrower ending on the last Saturday in each May, August, November and February of any Fiscal Year.

     "Fiscal Year" means the annual period of the Parent and the Borrower ending on the last Saturday of each February.

     "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

     "Four-Quarter Period" means a period of four (4) full consecutive Fiscal Quarters of the Parent, the Borrower and its Subsidiaries, taken together as one accounting period.

     "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "GAAP" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

     "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

     "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

     "GTECH Reinsurance" means GTECH Reinsurance Company, a Vermont corporation and wholly-owned subsidiary of the Parent.

     "Granting Lender" has the meaning specified in Section 12.6(h).

     "Guarantors" means, collectively, (a) the Parent, (b) each Material Domestic Subsidiary existing on the Closing Date, (c) GTECH Latin America Corporation, a Delaware corporation, and (d) any other Person after the Closing Date which may have joined in the Facility Guaranty pursuant to a Facility Guaranty Joinder Agreement or otherwise as provided in Section 8.19 hereof.

     "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

     "Indebtedness" of a Person means, without duplication, (a) all Indebtedness for Money Borrowed, (b) all obligations of such Person arising under acceptance facilities, (c) the undrawn face amount of, and unpaid reimbursement obligations in respect of, all letters of credit issued for the account of such Person, (d) all obligations of such Person upon which interest charges are actually paid,
(e) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all executory obligations of such Person in respect of Rate Hedging Obligations and
(g) all Contingent  Obligations in respect of Indebtedness  set forth in clauses
(a) through (f) above of Persons other than the Borrower or any Subsidiary. With respect to the Parent, the Borrower and its Subsidiaries, "Indebtedness" shall not include (w) the sum of the products of (i) the aggregate principal amount of the indebtedness of the types described in clauses (a) through (g) above (unless the holder of such indebtedness has recourse expressly, structurally or otherwise as a matter of law, to the Parent, the Borrower and its Wholly-Owned Subsidiaries) of each Subsidiary which is not a Wholly-Owned Subsidiary and (ii) the percentage of all equity interests in such Subsidiary which is not owned directly or indirectly by the Borrower and/or one or more of its Wholly-Owned Subsidiaries, (x) any intercompany indebtedness of the Parent, the Borrower and its Subsidiaries, (y) any endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business or (z) the Customer Prepayment Obligations.

     "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, (a) all indebtedness in respect of money borrowed evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money, and (b) all obligations under Capital Leases, and the deferred purchase price of any property or services, including in each case all such items incurred by any partnership or joint venture as to which such Person is liable as a general partner or joint venturer, and excluding in each case trade payables and accrued expenses incurred in the ordinary course of business. "Indebtedness for Money Borrowed" shall not include, however, any Synthetic Lease Obligations.

     "Interest Period" means, for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or Converted or Continued and ending, at the Borrower's option, on the date one (1), two (2), three (3), six
(6), or, subject to availability, nine (9) or twelve (12) months thereafter as notified to the Administrative Agent by the Authorized Representative in accordance with the terms hereof; provided that,

     (a) if an Interest Period for a Eurodollar Rate Loan would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day); and

     (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

     "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of an Interest Period for any Eurodollar Rate Loan or the Conversion of any Eurodollar Rate Loan into a Base Rate Loan or the Conversion of any Base Rate Loan into a Eurodollar Rate Loan, in the form of Exhibit E.

     "Investment Commitment" means, with respect to any investment, loan or advance, the amount initially advanced, invested or disbursed less an amount equal to the sum of (a) repayments of such advances, including all interest income therefrom, (b) dividends and other distributions received from such Person paid or made on securities issued solely in consideration of such investment, (c) net gains on sales or other dispositions of capital stock, securities or assets of such Person purchased with such investment, and (d) all other net profits or other amounts net of expenses realized from such investment or advance and all other net returns on Capital Expenditures, provided that the aggregate amount of all such repayments, dividends, net gains, profits and other amounts so deducted with respect to each such investment, advance or Capital Expenditure shall not exceed the initial principal amount of such investment, advance or Capital Expenditure.

     "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

     "Issuer Documents" means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit.

     "Joint Lead Arrangers" has the meaning specified in Section 8.1.

     "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

     "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Commitment Percentage.

     "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a borrowing.

     "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

     "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

     "L/C Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.5. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

     "Lease Rentals" means, for any period, the sum of the rental and other obligations required to be paid by the lessee under any lease, excluding any amounts required to be paid by the lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes and similar charges.

     "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

     "Lender Participation" means, (a) with respect to any Lender (other than the L/C Issuer) and a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of the L/C Issuer in respect of a Letter of Credit issued by the L/C Issuer in accordance with the terms hereof and (b) with respect to any Lender (other than the Swing Line Lender) and a Swing Line Loan, the extension of credit represented by the participation of such Lender hereunder in the liability of the Swing Line Lender in respect of a Swing Line Loan made by the Swing Line Lender in accordance with the terms hereof.

     "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

     "Letter of Credit" means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

     "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

     "Letter of Credit Commitment" means, as to each Lender, the obligation of such Lender to acquire Lender Participations in respect of Letters of Credit.

     "Letter of Credit Expiration Date" means the day that is seven (7) days prior to the Revolving Credit Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

     "Letter of Credit Fee" has the meaning specified in Section 3.1(i).

     "Letter of Credit Sublimit" means an amount equal to $100,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Total Revolving Credit Commitment.

     "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

     "Loan" or Loans" means any of the Revolving Loans or the Swing Line Loans.

     "Loan Documents" means this Agreement, the Notes, the Facility Guaranties, the Issuer Documents, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender (including the L/C Issuer) or the Administrative Agent in connection with the Loans made, Letters of Credit issued and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from time to time.

     "Material Adverse Effect" means a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations or condition (financial or otherwise), of the Parent, the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Parent, the Borrower or the Credit Parties taken as a whole to pay or perform their respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (c) the validity, legality or enforceability of any of the Loan Documents.

     "Material Domestic Subsidiary" means each Material Subsidiary which is a Domestic Subsidiary.

     "Material Subsidiary" means the Passive Investment Company and any direct or indirect Subsidiary of the Borrower which (a) has total assets equal to or greater than five percent (5%) of Consolidated Assets (calculated as of the most recent fiscal period end with respect to which the Administrative Agent shall have received financial statements required to be delivered pursuant to Sections 8.1(a) or (b) (or if prior to delivery of any financial statements pursuant to such Sections, then calculated with respect to the Fiscal Year end financial statements referenced in Section 7.6) (the "Required Financial Information")) or
(b) has profits equal to or greater than five percent (5%) of Consolidated Total Profits Before Tax (calculated for the most recent period for which the Administrative Agent has received the Required Financial Information); provided, however, that any Material Subsidiary under clauses (a) or (b) above shall cease to be a Material Subsidiary and shall be released immediately from its Facility Guaranty or obligation to provide a Facility Guaranty, as the case may be, if it or substantially all of its assets are sold or conveyed in a transaction otherwise permitted under this Agreement.

     "Mexican Peso" means the lawful currency of Mexico.

     "Moody's" means Moody's Investors Service, Inc., and any successor thereto.

     "Moroccan Dirham" means the lawful currency of Morocco.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

     "Notes" means,  collectively,  the Swing Line Note and the Revolving Notes.

     "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (a) the principal and interest on the Loans as evidenced by the Notes, (b) the Unreimbursed Amounts and otherwise in respect of the Letters of Credit, (c) all liabilities of the Borrower to any Lender (or any Affiliate of any Lender) which arise under a Swap Agreement, and (d) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders (including the L/C Issuer), the Administrative Agent or BAS hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

     "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other similar applicable documents relating in a material way to the operation, governance or management of such entity.

     "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required board of directors, shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

     "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

     "Outstanding Amount" means (a) with respect to Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

     "Outstandings" means, collectively, at any date, the L/C Obligations, Swing Line Outstandings and Revolving Credit Outstandings on such date.

     "Overnight Rate" means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

     "Parent" means GTECH Holdings Corporation, a Delaware corporation and owner of all of the common stock of the Borrower.

     "Parent Guaranty" means that certain Guaranty Agreement of the Parent dated as of the date hereof in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders and guaranteeing payment of the Obligations, as the same may be amended, modified or supplemented from time to time.

     "Parent's Current SEC Filings" means the Parent's Form 8-K filed with the SEC on April 15, 2004, the Parent's Form 8-K filed with the SEC on June 22, 2004, the Parent's Form 8-K filed with the SEC on July 1, 2004, the Parent's Form 8-K filed with the SEC on July 29, 2004, the Parent's Form 8-K filed with the SEC on September 21, 2004, the Parent's Form 10-Q filed with the SEC on July 2, 2004, the Parent's Form 10-Q filed with the SEC on October 6, 2004, and the Parent's Form 10-K for the Borrower's Fiscal Year ended February 28, 2004 filed with the SEC on May 12, 2004.

     "Participant" has the meaning specified in Section 12.6(d).

     "Participating Member State" means each state so described in any EMU Legislation.

     "Passive Investment Company" means (a) GTECH Rhode Island Corporation, a Delaware corporation, or (b) any successor Person thereof (by law or otherwise) that is a single wholly owned Subsidiary of the Borrower and whose function and activity shall be restricted solely to one or more of the following: (i) the purchase of all or a portion of the Borrower's accounts receivable, (ii) the purchase of all or a portion of the intellectual property of the Borrower upon the condition that such intellectual property be licensed back to the Borrower or (iii) the lending of money to and management of investments of the Borrower and its Subsidiaries.

     "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

     "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (b) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Principal Office" means, with respect to any currency, the Administrative Agent's address and, as appropriate, account as set forth in Schedule 12.2 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

     "Rate Hedging Obligations" means, without duplication, any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; (b) all other "derivative instruments" as defined in FASB 133 and which are subject to the reporting requirements of FASB 133; and (iii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing. For purposes of any computation hereunder, each Rate Hedging Obligation shall be valued at the Rate Hedge Value thereof.

     "Rate Hedge Value" means, with respect to each contract, instrument or other arrangement creating a Rate Hedging Obligation, the net obligations of the Borrower or any Subsidiary thereunder equal to the termination value thereof as determined in accordance with its provisions (if such Rate Hedging Obligation has been terminated) or the mark to market value thereof as determined on the basis of available quotations from any recognized dealer in, or from Bloomberg or other similar service providing market quotations for, the applicable Rate Hedging Obligation (if such Rate Hedging Obligation has not been terminated).

     "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

     "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating more than fifty percent (50%) of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal at all times (a) other than following the occurrence and during the continuance of an Event of Default, to its Revolving Credit Commitment, and (b) following the occurrence and during the continuance of an Event of Default, to the sum of (i) the aggregate principal amount of such Lender's Applicable Commitment Percentage of Revolving Credit Outstandings plus (ii) the amount of such Lender's Applicable Commitment Percentage of L/C Obligations and Swing Line Outstandings; provided that, for the purpose of this definition only, (A) if any Lender shall have failed to fund its Applicable Commitment Percentage of any Advance, then the Revolving Credit Commitment of such Lender shall be deemed reduced by the amount it so failed to fund for so long as such failure shall continue and such Lender's Credit Exposure attributable to such failure shall be deemed held by any Lender making more than its Applicable Commitment Percentage of such Advance to the extent it covers such failure, (B) if any Lender shall have failed to pay to the L/C Issuer upon demand its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Unreimbursed Amount (whether by funding its Lender Participation therein or otherwise), such Lender's Credit Exposure attributable to all L/C Obligations shall be deemed to be held by the L/C Issuer until such Lender shall pay such deficiency amount to the L/C Issuer together with interest thereon as provided in Section 4.5 and (C) if any Lender shall have failed to pay to the Swing Line Lender on demand its Applicable Commitment Percentage of any Swing Line Loan (whether by funding its Lender Participation therein or otherwise), such Lender's Credit Exposure attributable to all Swing Line Outstandings shall be deemed to be held by the Swing Line Lender until such Lender shall pay such deficiency amount to the Swing Line Lender together with interest thereon as provided in Section 4.5.

     "Revaluation Date" means, with respect to any Letter of Credit, each of the following: (a) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (b) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (c) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (d) in the case of the Existing Letters of Credit, the Closing Date, (e) each date of any Borrowing Notice for a Base Rate Loan under Section 3.1(c)(i) and (f) such additional dates as the L/C Issuer shall determine or the Required Lenders shall reasonably require.

     "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment.

     "Revolving Credit Facility" means the facility described in Section 2.1 hereof providing for Loans to the Borrower by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment.

     "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving Loans then outstanding.

     "Revolving Credit Termination Date" means (a) the Stated Termination Date or (b) such earlier date of termination of Lenders' obligations pursuant to
Section 10.1 upon the occurrence of an Event of Default, or (c) such date as the Borrower may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Obligations, together with all accrued and unpaid interest, fees and other amounts thereon.

     "Revolving Loan" means any borrowing pursuant to an Advance under the Revolving Credit Facility in accordance with Section 2.1.

     "Revolving Notes" means, collectively, the promissory notes of the Borrower evidencing Revolving Loans executed and delivered to the Lenders as provided in
Section 2.3 substantially in the form of Exhibit F-1, with appropriate insertions as to amounts, dates and names of Lenders.

     "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

     "Sale and Leaseback Transaction" means a transaction or series of transactions pursuant to which the Borrower or any Material Subsidiary shall sell or transfer to any Person any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Borrower or any Material Subsidiary shall lease as lessee, or similarly acquire the right to possession or use of, such property for a period in excess of three years.

     "Same Day Funds" means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be reasonably determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

     "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA and in respect of which the Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA, which is not a Multiemployer Plan.

     "Solvent" means, when used with respect to any Person, that at the time of determination:

     (a) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

     (b) it is then able and expects to be able to pay its debts as they mature; and

     (c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

     "SPC" has the meaning specified in Section 12.6(h).

     "Spot Rate" for a currency means the rate determined by the L/C Issuer to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 A.M. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the L/C Issuer may obtain such spot rate from another financial institution designated by the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

     "Stated Termination Date" means the fifth anniversary of the Closing Date.

     "Sterling" means the lawful currency of the United Kingdom.

     "Subsidiary" means (a) any Person in which more than fifty percent (50%) of its outstanding Voting Securities or more than fifty percent (50%) of all equity interests is owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries at or after the Closing Date or (b) any Person whose financial information and operations are required to be consolidated in the financial statements of the Borrower in accordance with GAAP applied on a Consistent Basis.

     "Subsidiary Securities" means the shares of capital stock or the other equity interests issued by or equity participations in any Subsidiary, whether or not constituting a "security" under Article 8 of the Uniform Commercial Code as in effect in any jurisdiction.

     "Swap Agreement" means one or more agreements between the Borrower and any one or more Lenders (or any Affiliate of any Lender) with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to the Borrower and such Lender(s), which agreements create Rate Hedging Obligations.

     "Swing Line" means the revolving line of credit established by the Swing Line Lender in favor of the Borrower pursuant to Section 2.4.

     "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

     "Swing Line Loans" means loans made by the Swing Line Lender to the Borrower pursuant to Section 2.4.

     "Swing Line Note" means the promissory note of the Borrower evidencing the Swing Line executed and delivered to the Swing Line Lender as provided in
Section 2.3 substantially in the form of Exhibit F-2.

     "Swing Line Outstandings" means, as of any date of determination, the aggregate principal amount of all Swing Line Loans then outstanding.

     "Swing Line Rate" means the rate of interest per annum equal to the Federal Funds Rate plus the Applicable Margin.

     "Swing Line Sublimit" means an amount equal to the lesser of (a) $40,000,000 and (b) the Total Revolving Commitment Amount. The Swing Line Sublimit is part of, and not in addition to, the Total Revolving Commitment Amount.

     "Swiss Franc" means the lawful currency of Switzerland.

     "Synthetic Lease Obligations" means all monetary obligations of a lessee under any tax retention or other synthetic leases which is treated as an operating lease under GAAP but the liabilities under which are or would be characterized as indebtedness of such Person for tax purposes or upon the insolvency of such Person. The amount of Synthetic Lease Obligations in respect of any synthetic lease at any date of determination thereof shall be equal to the aggregate purchase price of any property subject to such lease less the aggregate amount of payments of rent theretofore made which reduce the lessee's obligations under such synthetic lease and which are not the financial equivalent of interest.

     "Termination Event" means: (a) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4062(e) of ERISA; or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (d) the institution of proceedings to terminate a Pension Plan by the PBGC; or (e) any other event or condition which would constitute grounds under
Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA; or
(j) any event or condition with respect to any Employee Benefit Plan which is regulated by any Foreign Benefit Law that results in the termination of such Employee Benefit Plan or the revocation of such Employee Benefit Plan's authority to operate under the applicable Foreign Benefit Law.

     "Total Revolving Credit Commitment" means a principal amount equal to $500,000,000, as reduced from time to time in accordance with Section 2.1(e).

     "Type" shall mean any type of Loan (i.e., a Base Rate Loan or a Eurodollar Rate Loan).

     "Unreimbursed Amount" has the meaning specified in Section 3.1(c)(i).

     "Voting Securities" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

     "Wholly-Owned Subsidiary" shall mean each Subsidiary in which one hundred percent (100%) of all equity interests is owned directly or indirectly by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.

     "Yen" means the lawful currency of Japan.

     1.2. Rules of Interpretation.

          (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

          (b) Each term defined in Articles 1, 8 or 9 of the New York Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

          (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

          (d) Except as otherwise expressly provided, references in any Loan Document to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to such Loan Document.

          (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

          (f) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

          (g) References to "including" means including without limiting the generality of any description preceding such term, and such term shall not limit a general statement to matters similar to those specifically mentioned.

          (h) Whenever interest rates or fees are established in whole or in part by reference to a numerical percentage expressed as "___%", such arithmetic expression shall be interpreted in accordance with the convention that 1% = 100 basis points.

          (i) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

          (j) Any reference to an officer of the Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

          (k) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

     1.3. Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

     1.4. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

     1.5. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

     1.6. Exchange Rates; Currency Equivalents. (a) The L/C Issuer shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of L/C Credit Extensions denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Credit Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the L/C Issuer.

     (b) Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the L/C Issuer.

     1.7. Additional Alternative Currencies. (a) The Borrower may from time to time request that Letters of Credit be issued in a currency other than those specifically listed in the definition of "Alternative Currency"; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

     (b) Any such request shall be made to the Administrative Agent not later than 11:00 A.M., twenty (20) Business Days prior to the date of the desired L/C Credit Extension (or such other time or date as may be agreed by the Administrative Agent and the L/C Issuer, in its or their sole discretion). The Administrative Agent shall promptly notify the L/C Issuer thereof. The L/C Issuer shall notify the Administrative Agent, not later than 11:00 A.M., ten
(10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of the issuance of Letters of Credit in such requested currency.

     (c) Any failure by the L/C Issuer to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by the L/C Issuer to permit Letters of Credit to be issued in such requested currency. If the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent or the L/C Issuer shall fail to consent to any request for an additional currency under this Section 1.7, the Administrative Agent shall promptly so notify the Borrower. Any specified currency of an Existing Letter of Credit that is neither Dollars nor one of the Alternative Currencies specifically listed in the definition of "Alternative Currency" shall be deemed an Alternative Currency with respect to such Existing Letter of Credit only.

     1.8. Change of Currency. (a) Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency.

     (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

     (c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

                                   ARTICLE II

                              The Credit Facilities

     2.1. Revolving Loans.

     (a) Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances in Dollars to the Borrower under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender; provided, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Administrative Agent has accelerated the maturity of any of the Notes as a result of an Event of Default or (iii) if the Revolving Credit Commitment and the Letter of Credit Commitment and the obligation of the Lenders to make Revolving Loans, of the Swing Line Lender to make Swing Line Loans, and of the L/C Issuer to issue Letters of Credit hereunder shall have automatically terminated pursuant to
Section 10.1(A); provided further, however, that immediately after giving effect to each such Advance, the amount of Outstandings shall not exceed the Total Revolving Credit Commitment. Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow, repay (without premium or penalty) and reborrow under the Revolving Credit Facility on any
Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date.

     (b) Amounts. The Outstandings shall not exceed at any time the Total Revolving Credit Commitment, and, in the event there shall be outstanding any such excess, the Borrower shall immediately make such payments and prepayments as shall be necessary to comply with this restriction. Each Advance under the Revolving Credit Facility, other than Base Rate Refunding Loans and Base Rate Loans made to satisfy Unreimbursed Amounts pursuant to Section 3.1(c), shall be in a principal amount of at least $5,000,000, and, if greater than $5,000,000, an integral multiple of $100,000.

     (c) Advances. (i) An Authorized Representative shall give the Administrative Agent (A) at least three (3) Business Days' irrevocable telephonic notice of each Eurodollar Rate Loan (whether representing an additional borrowing or the Continuation of a borrowing hereunder or the Conversion of a borrowing hereunder from a Base Rate Loan to a Eurodollar Rate
Loan) prior to 11:30 A.M. and (B) irrevocable telephonic notice of each Base Rate Loan (other than Base Rate Loans to the extent the same are effected without notice pursuant to Section 3.1(c) and Base Rate Refunding Loans to the extent the same are effected without notice and whether representing an additional borrowing hereunder or the Conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 11:30 A.M. on the day of such proposed Revolving Loan. Each such notice shall be effective upon receipt by the Administrative Agent, shall specify the amount of the borrowing, the type of Revolving Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Administrative Agent written confirmation of each such telephonic notice on the same day by telefacsimile transmission in the form of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, shall be provided by the Administrative Agent to each Lender with reasonable promptness, but (provided the Administrative Agent shall have received such notice by 11:30 A.M.) not later than 1:00 P.M. on the same day as the Administrative Agent's receipt of such notice. The Administrative Agent shall provide each Lender written confirmation of such telephonic notice by telefacsimile transmission but failure to provide such notice shall not affect the validity of such telephonic notice. The Borrower shall have the option to elect the duration of subsequent Interest Periods and to convert the Loans (other than Swing Line Loans) in accordance with Section
4.2 hereof.

     (ii) Not later than 2:30 P.M. on the date specified for each borrowing under this Section 2.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Administrative Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Revolving Loan or Revolving Loans to be made on such day. Such wire transfer shall be directed to the Administrative Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery and deposit of the proceeds thereof by 3:00 P.M. on the date specified for each borrowing to Borrower's account at Fleet National Bank, ABA routing number 011000390, account number 07718069 (or such other account as may be directed by two (2) Authorized Representatives of the Borrower).

     (d) Repayment of Revolving Loans. The principal amount of each Revolving Loan, all accrued and unpaid interest, fees and other Obligations shall be due and payable to the Administrative Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Revolving Loan may be prepaid in whole or in part on any Business Day, upon (A) at least three (3) Business Days' irrevocable telephonic notice in the case of each Revolving Loan that is a Eurodollar Rate Loan from an Authorized Representative (effective upon receipt) to the
Administrative Agent prior to 10:30 A.M. and (B) irrevocable telephonic notice in the case of each Revolving Loan that is a Base Rate Loan from an Authorized Representative (effective upon receipt) to the Administrative Agent prior to 10:30 A.M. on the day of such proposed repayment. The Authorized Representative shall provide the Administrative Agent written confirmation of each such telephonic notice but failure to provide such confirmation shall not effect the validity of such telephonic notice. All prepayments of Revolving Loans made by the Borrower shall be in the amount of $5,000,000 or such greater amount which is an integral multiple of $100,000, or the amount equal to all Revolving Credit Outstandings, or such other amount as necessary to comply with Section 2.1(b).

     (e) Reductions. The Borrower shall, by notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than ten (10) Business Days' prior irrevocable written notice to the Administrative Agent, effective upon receipt, to reduce the Total Revolving Credit Commitment. The Administrative Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $10,000,000 or such greater amount which is in an integral multiple of $1,000,000, or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit Commitment and the Revolving Credit Commitment of each Lender pro rata; provided that, if, after giving effect to any reduction of the Total Revolving Credit Commitment, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Total Revolving Credit Commitment, such Sublimit shall be automatically reduced by the amount of such excess. No such reduction shall be permitted that results in the payment of any Eurodollar Rate Loan other than on the last day of the Interest Period of such Loan unless such prepayment is accompanied by amounts due, if any, under Section 5.5 hereof. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Revolving Loans or Swing Line Loans to the extent that the principal amount of the Outstandings exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest and fees on the amounts prepaid. The amount of any such Total Revolving Credit Commitment reduction shall not be applied to the Swing Line Sublimit or the Letter of Credit Sublimit unless otherwise specified by the Borrower. A reduction of the Total Revolving Credit Commitment to zero and payment of all Obligations hereunder (including the discharge of all obligations of the L/C Issuer and the Lenders with respect to the Letters of Credit and Lender Participations) shall be deemed a cancellation and termination of this Agreement.

     2.2. Use of Proceeds. The proceeds of the Loans made pursuant to the Revolving Credit Facility and the Swing Line hereunder shall be used by the Borrower (a) for general working capital needs and other lawful corporate purposes, including the making of Capital Expenditures permitted hereunder, and
(b) to refinance the Borrower's Existing Senior Credit Facility.

     2.3. Notes.

     (a) Revolving Notes. Revolving Loans made by each Lender shall be evidenced by the Revolving Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Total Revolving Credit Commitment, which Revolving Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

     (b) Swing Line Note. The Swing Line Outstandings shall be evidenced by a separate Swing Line Note payable to the order of the Swing Line Lender in the amount of the Swing Line, which Note shall be dated the Closing Date and shall be duly completed, executed and delivered by the Borrower.

     2.4. Swing Line.

     (a) Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Administrative Agent and the Lenders, the Swing Line Lender shall make available, on a same day basis, Swing Line Loans to the Borrower from time to time from the Closing Date until the Revolving Credit Termination Date. The Swing Line Lender shall not be obligated to make any Swing Line Loan pursuant hereto (i) if to the actual knowledge of the Swing Line Lender the Borrower is not in compliance with all the conditions to the making of Revolving Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings exceed the Swing Line Sublimit, or (iii) if after giving effect to such Swing Line Loan, the sum of the Outstandings exceeds the Total Revolving Credit Commitment. The Borrower may, subject to the conditions set forth in the preceding sentence, borrow under this Section 2.4, prepay, and reborrow under this Section 2.4. Unless notified to the contrary by the Swing Line Lender, borrowings under the Swing Line shall be made in the minimum amount of $500,000 or, if greater, in amounts which are integral multiples of $100,000, or in the amount necessary to effect a Base Rate Refunding Loan or a Base Rate Loan made to satisfy Unreimbursed Amounts pursuant to Section 3.1(c), upon written request by telefacsimile transmission, effective upon receipt, by an Authorized Representative of the Borrower made to the Swing Line Lender not later than 12:30 P.M. on the Business Day of the requested borrowing. Each such Borrowing Notice shall specify the amount of the borrowing and the date of borrowing, and shall be in the form of Exhibit D-2, with appropriate insertions. Unless notified to the contrary by the Swing Line Lender, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $500,000 or the aggregate amount of all Swing Line Outstandings.

     (b) The interest payable on Swing Line Loans is solely for the account of the Swing Line Lender. Swing Line Loans shall bear interest solely at the Swing Line Rate. The Borrower shall pay interest to the Swing Line Lender on the outstanding and unpaid principal amount of each Swing Line Loan made by the Swing Line Lender, commencing on the first date of such Swing Line Loan until such Swing Line Loan shall be repaid. Interest on each Swing Line Loan shall be paid quarterly in arrears on the last Business Day of each March, June, September or December, until the Revolving Credit Termination Date, at which date the entire principal amount of and all accrued interest and fees on such Swing Line Loan shall be paid in full; provided, however, that if any amount shall not be paid when due (at maturity, by acceleration or otherwise) or any Event of Default shall occur and be continuing, all amounts outstanding hereunder shall bear interest thereafter until paid in full at the Default Rate. The principal amount of any Swing Line Loan may be prepaid in whole or in part on any Business Day, upon irrevocable telephonic notice from an Authorized Representative (effective upon receipt) to the Administrative Agent prior to 10:30 A.M. on the day of such proposed repayment. The Authorized Representative shall provide the Administrative Agent written confirmation of each such telephonic notice but failure to provide such confirmation shall not effect the validity of such telephonic notice. Each provision of Section 2.1(c) hereof applicable to Base Rate Loans shall be applicable in all respects to each Swing Line Loan.

     (c) Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from the Swing Line Lender a Lender Participation therein in an amount equal to that Lender's Applicable Commitment Percentage of such Swing Line Loan. Upon demand made by the Swing Line Lender, each Lender shall, according to its Applicable Commitment Percentage of such Swing Line Loan, promptly provide to the Swing Line Lender its purchase price therefor in an amount equal to its Lender Participation therein. Any Advance made by a Lender pursuant to demand of the Swing Line Lender of the purchase price of its Lender Participation shall be deemed to be a Base Rate Refunding Loan under Section 2.1 if the conditions to making Revolving Loans shall then be satisfied. If such conditions are not then satisfied, such Advance shall be deemed to be the funding by such Lender of the purchase price of its Lender Participation in such Swing Line Loan. The obligation of each Lender to so provide its purchase price to the Swing Line Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

     (d) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date which is ten (10) Business Days after such Swing Line Loan is made and (ii) the Revolving Credit Termination Date.

     The Borrower, at its option and subject to the terms hereof, may request an Advance pursuant to Section 2.1 in an amount sufficient to repay Swing Line Outstandings on any date and the Administrative Agent shall provide from the proceeds of such Advance to the Swing Line Lender the amount necessary to repay such Swing Line Outstandings (which the Swing Line Lender shall then apply to such repayment) and credit any balance of the Advance in immediately available funds in the manner directed by the Borrower pursuant to Section 2.1(c)(ii). The proceeds of such Advances shall be paid to the Swing Line Lender for application to the Swing Line Outstandings and the Lenders shall then be deemed to have made Loans in the amount of such Advances. The Swing Line shall continue in effect until the Revolving Credit Termination Date, at which time all Swing Line Outstandings and accrued interest and fees thereon shall be due and payable in full.

                                   ARTICLE III

                                Letters of Credit

     3.1. Letters of Credit.

          (a) The Letter of Credit Commitment.

               (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 3.1, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Borrower or its Subsidiaries, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Outstandings shall not exceed the Total Revolving Credit Commitment, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Applicable
          Commitment Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Commitment Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly, among other things, the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and, subject to Section 3.1(j), from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

               (ii) The L/C Issuer shall not issue any Letter of Credit, if:

               (A) the expiry date of such requested Letter of Credit would occur more than twelve (12) months after the date of issuance, unless the Required Lenders have approved such expiry date; or

               (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

               (iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

               (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

               (B) the issuance of such Letter of Credit would violate one or more written policies of the L/C Issuer generally applicable to the issuance of Letters of Credit;

               (C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;

               (D) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

               (E) the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;

               (F) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

               (G) a default of any Lender's obligations to fund under Section 3.1(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the L/C Issuer's risk with respect to such Lender.

               (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

               (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

               (vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in
          Article XI with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Article XI included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

     (b) Procedures for Issuance and Amendment of Letters of Credit.

               (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by an Authorized Representative of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent (A) not later than 11:00 A.M. at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit denominated in Dollars, and (B) not later than 11:00 A.M. at least ten (10) Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit denominated in an Alternative Currency; or in each case such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and
          (G) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

               (ii) Promptly after receipt of any Letter of Credit  Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Credit Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article VI shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to (x) such Lender's Applicable Commitment Percentage times (y) the amount of such Letter of Credit.

               (iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

     (c) Drawings and Reimbursements; Funding of Lender Participations.

               (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Borrower will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 A.M. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the "Unreimbursed Amount"), and the amount of such Lender's Applicable Commitment Percentage thereof. In such event, the Borrower shall be deemed to have requested a borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.1 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Total Revolving Commitment Amount and the conditions set forth in Section 6.2 (other than the delivery of a Borrowing Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 3.1(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

               (ii) Each Lender shall upon any notice pursuant to Section 3.1(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Principal Office for Dollar-denominated payments in an amount equal to its Applicable Commitment Percentage of the Unreimbursed Amount not later than 1:00 P.M. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 3.1(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

               (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a borrowing of Base Rate Loans because the conditions set forth in Section 6.2 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 3.1(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 3.1.

               (iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 3.1(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Commitment Percentage of such amount shall be solely for the account of the L/C Issuer.

               (v) Each Lender's obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 3.1(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Loans pursuant to this Section 3.1(c) is subject to the conditions set forth in Section 6.2 (other than delivery by the Borrower of a Borrowing Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

               (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 3.1(c) by the time specified in Section 3.1(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

     (d) Repayment of Lender Participations.

               (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 3.1(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Commitment Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

               (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 3.1(c)(i) is required to be returned under any of the circumstances described in Section 12.5 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

     (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

               (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

               (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

               (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

               (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

               (v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally; or

               (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

     The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity as to the form of such Letter of Credit or amendment, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents as to the form of such Letter of Credit or amendment unless such notice is given as aforesaid.

     (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties or any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through
(vi) of Section 3.1(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct or actual, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (g) Cash Collateral.

               (i) Upon the request of the Administrative Agent, (A) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or
          (B) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of such L/C Obligations.

               (ii)  In  addition,  if the  Administrative  Agent  notifies  the
          Borrower at any time that the Outstanding Amount of all L/C Obligations at such time exceeds one hundred five percent (105%) of the Letter of Credit Sublimit then in effect, then, within two (2) Business Days after receipt of such notice, the Borrower shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit (the "Excess Amount"); provided, however, if availability under the Total Revolving Credit Commitment exceeds the Excess Amount at any time the Administrative Agent notifies the Borrower pursuant to this clause (ii), then, within five (5) Business Days after receipt of such notice, the Borrower shall Cash Collateralize the L/C Obligations in an amount equal to the Excess Amount.

               (iii) The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations which have occurred.

               (iv) Section 10.1(B) sets forth certain  additional  requirements to deliver Cash Collateral hereunder. For purposes of this Section 3.1 and Section 10.1(B), "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

     (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

     (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Commitment Percentage in Dollars a Letter of Credit fee (the "Letter of Credit Fee") (i) for each commercial Letter of Credit equal to one-quarter of one percent (1/4 of 1%) per annum times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit, and (ii) for each standby Letter of Credit equal to the Applicable Margin times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with
Section 1.5. Letter of Credit Fees shall be (x) computed on a quarterly basis in arrears and (y) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit
Expiration Date and thereafter on demand. If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

     (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued on or after the Closing Date, at the rate per annum specified in the Fee Letter, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit, on a quarterly basis in arrears, and due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.5. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

     (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

     (l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower's business derives substantial benefits from the businesses of such Subsidiaries.

                                   ARTICLE IV

                Eurodollar Funding, Fees, and Payment Conventions

     4.1. Interest Rate Options. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option to elect the Type of Loan and the duration of the initial and any subsequent Interest Periods and to Convert Revolving Loans in accordance with Sections 2.1(c)(i) and 4.2, as applicable; provided, however, (a) there shall not be outstanding at any one time Eurodollar Rate Loans having more than fifteen (15) different Interest Periods, and (b) no Eurodollar Rate Loan shall have an Interest Period that extends beyond the Stated Termination Date. If the Administrative Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of Conversion of any Loan to or Continuation of a Loan as a Eurodollar Rate Loan by the time prescribed by Sections 2.1(c)(i) and 4.2, as applicable, the Borrower shall be deemed to have elected to obtain or Convert such Loan to (or Continue such Loan as) a Swing Line Loan, if available under Section 2.4(a), until the Borrower notifies the Administrative Agent in accordance with Section 4.2; provided, however, if Swing Line Loans are not available, the Borrower shall be deemed to have elected to Convert or Continue such Loan as a Base Rate Loan. The Borrower shall not be entitled to elect to Continue any Loan as or Convert any Loan into a Eurodollar Rate Loan if a Default or Event of Default shall have occurred and be continuing.

     4.2. Conversions and Elections of Subsequent Interest Periods. Provided that no Default or Event of Default shall have occurred and be continuing and subject to the limitations set forth in the definition of "Interest Period" and in Section 4.1 and Article V, the Borrower may:

          (a) after notice to the Administrative Agent on or before 10:30 A.M. on any Business Day, Convert all or a part of any Eurodollar Rate Loan to a Base Rate Loan on the last day of the Interest Period for such Eurodollar Rate Loan; and

          (b) upon delivery of notice to the Administrative Agent on or before 10:30 A.M. three (3) Business Days' prior to the date of such Conversion or
     Continuation:

               (i) elect a subsequent Interest Period for all or a portion of any Eurodollar Rate Loan to begin on the last day of the then current Interest Period for such Eurodollar Rate Loan; or

               (ii) Convert any Base Rate Loan to a Eurodollar Rate Loan on any Business Day.

     No Swing Line Loan may be converted into any other type of Loan and none of such other types of Loans may be converted into Swing Line Loans.

     Each such notice shall be effective upon receipt by the Administrative Agent, shall specify the amount of the Eurodollar Rate Loan affected and the effective date of such Continuation or Conversion, and, if a Continuation as or Conversion into a Eurodollar Rate Loan, the Interest Period to be applicable to the Loan as Continued or Converted. Where telephonic notice is given, the Authorized Representative shall provide the Administrative Agent written confirmation of each such telephonic notice in the form of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, shall be provided by the Administrative Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Administrative Agent shall have received such notice by 10:30 A.M.) not later than 1:00 P.M. on the same day as the Administrative Agent's receipt of such notice. All such Continuations or Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders. Each election and conversion pursuant to this Section 4.2 shall be subject to the limitations on Eurodollar Rate Loans set forth in Sections 2.1(a), (b) and
(c).

     4.3. Payment of Interest. The Borrower shall pay interest to the Administrative Agent at the Principal Office for the account of each Lender on the outstanding and unpaid principal amount of each Revolving Loan made by such Lender, commencing on the first date of such Revolving Loan until such Revolving Loan shall be repaid, at the applicable Base Rate or Eurodollar Rate as designated by the Borrower in the related Borrowing Notice or Interest Rate Selection Notice or as otherwise provided hereunder. Interest on each Revolving Loan shall be paid on the earliest of (a) in the case of any Base Rate Loan, quarterly in arrears of the last Business Day of each March, June, September or December, commencing with the first such Business Day to occur after the Closing Date, until the Revolving Credit Termination Date, at which date the entire principal amount of and all accrued interest and fees on the Revolving Loans shall be paid in full, (b) in the case of any Eurodollar Rate Loan, on the last day of the applicable Interest Period for such Eurodollar Rate Loan and if such Interest Period extends for more than three (3) months, at intervals of three
(3) months after the first day of such Interest Period, and (c) upon payment in full of the related Revolving Loan; provided, however, that if any amount shall not be paid when due (at maturity, by acceleration or otherwise) or any Event of Default shall occur and be continuing, all amounts outstanding hereunder shall bear interest thereafter until paid in full at the Default Rate.

     4.4. Prepayments. Whenever any payment of principal shall be made in respect of any Loan hereunder, whether at maturity, by acceleration, by optional or mandatory prepayment or as otherwise required or permitted hereunder, with the effect that any Eurodollar Rate Loan shall be prepaid in whole or in part prior to the last day of the Interest Period applicable to such Eurodollar Rate Loan, such payment of principal shall be accompanied by the additional payment, if any, required by Section 5.5.

     4.5. Payments Generally; Administrative Agent's Clawback. (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Principal Office in Dollars or the Applicable Alternative Currency, if any, and in Same Day Funds not later than 2:00 P.M. on the date specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Commitment
Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent (i) after 2:00 P.M., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

     (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance herein and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Revolving Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

     (ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

     A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

     (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Borrower as provided for herein, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable credit extension set forth in Article VI are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender within three
(3) Business Days, without interest.

     (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 12.4(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 12.4(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 12.4(c).

     (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     4.6. Fees.

     (a) Facility Fee. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a facility fee (the "Facility Fee") equal to the Applicable Margin for calculating the Facility Fee multiplied by the average daily amount of the Total Revolving Credit Commitment. Such payments of Facility Fees provided for in this Section 4.6(a) shall be due in arrears on the last Business Day of each March, June, September and December commencing on the Closing Date to and on the Revolving Credit Termination Date. The Facility Fee shall be calculated quarterly in arrears and shall be computed on the basis of a 360-day year and actual days elapsed, and if there is any change in the Applicable Margin during any quarter, the daily amount shall be computed and multiplied by the Applicable Margin for each period during which such Applicable Margin was in effect. Notwithstanding the foregoing, so long as any Lender fails to make available in accordance with the terms of this Agreement any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion.

     (b) Utilization Fee. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a utilization fee (the "Utilization Fee") equal to the Applicable Margin for calculating the Utilization Fee multiplied by the average daily amount of the Total Revolving Credit Commitment on each day that the Outstandings exceed fifty percent (50%) of the actual daily amount of the Total Revolving Credit Commitment. Such payments of Utilization Fees provided for in this Section 4.6(b) shall be due in arrears on the last Business Day of each March, June, September and December commencing on the Closing Date to and on the Revolving Credit Termination Date. The Utilization Fee shall be calculated quarterly in arrears and shall be computed on the basis of a 360-day year and actual days elapsed, and if there is any change in the Applicable Margin during any quarter, the daily amount shall be computed and multiplied by the Applicable Margin for each period during which such Applicable Margin was in effect. The Utilization Fee shall accrue at all times during which Outstandings exceed fifty percent (50%) of the actual daily amount of the Total Revolving Credit Commitment, including at any time during which one or more of the conditions in Article VI is not met.

     (c) Letter of Credit Fronting and Administrative Fees. The Borrower shall pay to the L/C Issuer a fronting fee as set forth in the Fee Letter.

     (d) Additional Fees. In addition to any fees described above, the Borrower agrees to pay to the Administrative Agent and the L/C Issuer such other fees as may be agreed to from time to time in a separate writing or writings.

     4.7. Pro Rata Payments. Except as otherwise specified herein, (a) each payment and prepayment on account of the principal of and interest on Loans, the fees described in Section 4.6(a) and (b), and Unreimbursed Amounts as to which the Lenders have funded their respective Lender Participations which remain outstanding, shall be made to the Administrative Agent for the account of the Lenders in the aggregate amount payable to the Lenders pro rata based on their Applicable Commitment Percentages, and (b) each payment of principal of and interest on the Swing Line Loans shall be made to the Swing Line Lender. All payments to be made by the Borrower hereunder, shall be made without set-off or counterclaim. The Administrative Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

     4.8. Computation of Rates and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 4.5, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

     4.9. Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Revolving Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Revolving Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and
(b) purchase (for cash at face value) participations in the Revolving Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and other amounts owing them, provided that:

          (a) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

          (b) the  provisions of this Section shall not be construed to apply to
     (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

     The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

     4.10. Deficiency Advances; Failure to Purchase Lender Participations. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan or Advance hereunder or to fund its purchase of any Lender Participation hereunder nor shall any Lender's Revolving Credit Commitment, Letter of Credit Commitment or obligation to purchase a Lender Participation in Swing Line Loans be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing or the provisions of Section 4.5, in the event any Lender shall fail to advance funds to the Borrower as herein provided, the Administrative Agent may in its discretion, but shall not be obligated to, advance under the applicable Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such Advance under its applicable Note; provided that, (a) such defaulting Lender shall not be entitled to receive payments of principal, interest or fees with respect to such deficiency advance until such deficiency advance (together with interest thereon as provided in clause (b)) shall be paid by such Lender and (b) upon payment to the Administrative Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Administrative Agent by the Borrower on each Loan comprising the deficiency advance at the Federal Funds Rate, then such payment shall be credited against the applicable Note of the Administrative Agent in full payment of such deficiency advance and the Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon. In the event any Lender shall fail to fund its purchase of a Lender Participation after notice from the L/C Issuer or the Swing Line Lender, as applicable, such Lender shall pay to the L/C Issuer or the Swing Line Lender, as applicable, such amount on demand, together with interest at the Federal Funds Rate on the amount so due from the date of such notice to the date such purchase price is received by the L/C Issuer or the Swing Line Lender, as applicable. In the event any Lender shall fail to advance funds to the Borrower as herein provided and such failure shall continue for a period in excess of ten (10) Business Days, then, notwithstanding the provisions of Section 2.1(e) hereof, the Borrower may terminate such Lender's Revolving Credit Commitment by repaying in full the amount of all principal and interest due such Lender under such Lender's Notes and all other amounts due hereunder.

                                   ARTICLE V

                             Change in Circumstances

     5.1. Increased Cost and Reduced Return.

     (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

               (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Rate Loans, its Note, or its obligation to make Eurodollar Rate Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Rate Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

               (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar
          Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including Revolving Credit Commitment of such Lender hereunder; or

               (iii) shall impose on such Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Rate Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 5.1(a), the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

     (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction suffered.

     (c) Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 5.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 5.1 shall furnish to the Borrower and the Administrative Agent a statement setting forth the nature of the change giving rise to the compensation requested and the calculations, in reasonable detail, setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     (d) Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or the L/C Issuer's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than one hundred eighty (180) days prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of such adoption of or change in law giving rise to such increased costs or reductions and of such Lender's or the L/C Issuer's intention to claim compensation therefor (except that, if such adoption of or change in law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof).

     (e)  The   provisions  of  this  Section  5.1  shall   continue  in  effect
notwithstanding the Facility Termination Date.

     5.2. Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

          (b) the Required Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Loans for such Interest Period;

then the Administrative Agent shall give the Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

     5.3. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Rate Loans and to Convert other Types of Loans into Eurodollar Rate Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Loans (in which case the provisions of Section 5.4 shall be applicable).

     5.4. Treatment of Affected Loans. If the obligation of any Lender to make a Eurodollar Rate Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 5.2 or 5.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 5.3 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 5.2 or 5.3 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Converted instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 5.2 or 5.3 hereof that gave rise to the maintenance or Conversion of such Lender's Affected Loans pursuant to this Section 5.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Revolving Credit Commitments.

     5.5. Compensation. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any actual loss, cost or expense incurred by it as a result of:

          (a) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

          (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan notwithstanding satisfaction of all conditions precedent thereto) to prepay, borrow, Continue or Convert any Eurodollar Rate Loan on the date or in the amount notified by the Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

A determination  of a Lender as to the amounts payable  pursuant to this Section
5.5  shall  be  conclusive   absent  manifest  error.   The  Lender   requesting
compensation under this Section 5.5 shall furnish to an Authorized Representative and the Administrative Agent calculations in reasonable detail setting forth such Lender's determination of the amount of such compensation which shall be paid within thirty (30) days of the submission of such determination.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 5.5, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

     The provisions of this Section 5.5 shall survive the Facility Termination Date.

     5.6. Taxes.

     (a) Any and all payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Administrative Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Administrative Agent,
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.6) such Lender or the Administrative Agent, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to such Lender or the Administrative Agent, as applicable, at its address referred to in Section 12.2, the original or a certified copy of a receipt, as applicable, evidencing payment thereof.

     (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) The Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 5.6) paid by such Lender or the
Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

     (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender shall provide the Borrower and the Administrative Agent two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (a) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, (b) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its lending office) to avoid any requirement of applicable laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person due solely to the failure of such Person to deliver the foregoing documentation or failure to provide the foregoing notification, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this sentence, and costs and expenses (including the reasonable fees and expenses of counsel (including the allocated cost of internal counsel)) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the resignation or replacement of the Administrative Agent and shall continue in effect notwithstanding the Facility Termination Date.

     (e) For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to
Section 5.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 5.6(a) or 5.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

     (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 5.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

     (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent or the applicable Lender the original or a certified copy of a receipt evidencing such payment.

     (h)  The   provisions  of  this  Section  5.6  shall   continue  in  effect
notwithstanding the Facility Termination Date.

                                   ARTICLE VI

            Conditions to Making Loans and Issuing Letters of Credit

     6.1. Conditions of Initial Advance. The effectiveness of this Agreement and the obligation of the Lenders to make the initial Advance under the Revolving Credit Facility, and of the L/C Issuer to issue any Letter of Credit, and of the Swing Line Lender to make any Swing Line Loan, is subject to the conditions precedent that:

          (a) the Administrative Agent shall have received on the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, the following:

               (i) executed originals of each of this Agreement, the Notes, the Facility Guaranties, and the other Loan Documents, together with all schedules and exhibits thereto;

               (ii) the favorable written opinion or opinions with respect to the Loan Documents and the transactions contemplated thereby of counsel to the Credit Parties dated the Closing Date, addressed to the Administrative Agent and the Lenders and reasonably satisfactory to Helms Mulliss & Wicker, PLLC, special counsel to the Administrative Agent, as to the matters set forth on Exhibit G or such other form as is accepted by the Administrative Agent;

               (iii) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of each Credit Party certified by its secretary or assistant secretary or other appropriate officer as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, authorizing the execution, delivery and performance thereof and appointing (in the case of the Borrower) the initial Authorized Representative(s);

               (iv) specimen signatures of officers or other appropriate representatives executing the Loan Documents on behalf of each of the Credit Parties, certified by the secretary or assistant secretary or other appropriate official of such Credit Party;

               (v) the Organizational Documents of each of the Credit Parties certified as of a recent date by the Secretary of State of its jurisdiction of organization;

               (vi) Operating Documents of each of the Credit Parties certified as of the Closing Date as true and correct by its secretary or assistant secretary;

               (vii) certificates issued as of a recent date by the Secretaries of State of the respective jurisdictions of formation of each of the Credit Parties as to the due existence and good standing of such Person; (viii) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of each of the Credit Parties as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

               (ix) consolidated  balance sheets of the Parent, the Borrower and its Subsidiaries for the Fiscal Years ended 2002, 2003 and 2004, and the notes thereto, and the related consolidated statements of operations, income, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Years, setting forth comparative financial statements for and as of the end of the preceding  Fiscal  Year,  all in  reasonable  detail and  prepared  in accordance with GAAP, accompanied by a report and opinion of independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;

               (x)   notice   of   appointment   of   the   initial   Authorized
          Representative(s);

               (xi) a certificate (a "Compliance Certificate") of an Authorized Representative dated the Closing Date demonstrating compliance with the financial covenants contained in Sections 9.1(a) and 9.1(b) as of the end of the Fiscal Quarter most recently reported prior to the Closing Date, substantially in the form of Exhibit H;

               (xii) [Intentionally omitted];

               (xiii) an initial Borrowing Notice, if any, and, if elected by the Borrower, Interest Rate Selection Notice;

               (xiv) evidence that all accrued and unpaid fees payable by the Borrower on the Closing Date to the Administrative Agent, BAS and the Lenders have been paid in full, including the due diligence expenses of the Administrative Agent and BAS and the reasonable fees and expenses of counsel for the Administrative Agent and BAS to the extent invoiced prior to or on the Closing Date (which may include amounts constituting reasonable estimates of such fees and expenses incurred or to be incurred in connection with the transaction; provided that no such estimate shall thereafter preclude the final settling of accounts as to such fees and expenses);

               (xv) a certificate of an Authorized Representative of the Borrower certifying the current Debt Ratings;

               (xvi) a certificate of the Treasurer of the Borrower as to the matters described in Section 6.1(b)(i) through (iii);

               (xvii) evidence that that certain $300,000,000 credit agreement dated as of June 22, 2001, among the Borrower, Bank of America, as administrative agent, the lenders party thereto from time to time, The Bank of Nova Scotia, as syndication agent, Credit Lyonnais New York Branch and Fleet National Bank, as co-documentation agents, and BAS, as sole lead arranger and sole book manager (as amended, restated, modified or supplemented prior to the date hereof, the "Existing Credit Agreement") has been or concurrently with the Closing Date is being terminated and all obligations and liabilities thereunder (other than continuing obligations in the nature of indemnities for amounts not yet due and payable) shall have been or are concurrently with the Closing Date being paid and satisfied in full; provided that, upon execution of this Agreement, each Lender hereto that is party to the Existing Credit Agreement waives the notice provision for early termination of the Existing Credit Agreement set forth in Section 2.1 thereunder; and

               (xviii) such other documents, instruments, certificates and opinions as the Administrative Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby.

          (b) In the good faith  judgment  of the  Administrative  Agent and the
     Lenders:

               (i) there shall not have occurred or become known to the Administrative Agent or the Lenders any facts, information, event, condition, situation or status since February 28, 2004 concerning the Credit Parties prior to the Closing Date that has had or could reasonably be expected to result in a Material Adverse Effect;

               (ii) except as set forth in the Parent's Current SEC Filings, no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened in writing which could reasonably be likely to result in a Material Adverse Effect; and

               (iii) the Credit Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Credit Parties is a party or by which any of them or their properties is bound, except for such approvals, consents, waivers, filings and notices for which the non-receipt, making or giving of which will not have a Material Adverse Effect.

     Without limiting the generality of the provisions of Section 11.4, for purposes of determining compliance with the conditions specified in this Section 6.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

     6.2. Conditions of Revolving Loans and Letter of Credit. The obligations of the Lenders to make any Advances and the L/C Issuer to issue (or renew) Letters of Credit and the Swing Line Lender to make Swing Line Loans, hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

          (a) the Administrative Agent or, in the case of Swing Line Loans, the Swing Line Lender shall have received a Borrowing Notice as required by
     Article II and the Lenders have received notice of receipt of such notice of borrowing or request pursuant to Section 2.1(c)(i) hereof;

          (b) the representations and warranties of the Credit Parties set forth in Article VII and in each of the other Loan Documents shall be true and correct on and as of the date of such Advance, Swing Line Loan or Letter of Credit issuance or renewal, with the same effect as though such representations and warranties had been made on and as of such date, except
     (i) to the extent that such representations and warranties expressly relate to an earlier date, (ii) that the representations and warranties set forth in Sections 7.4 and 7.6 hereof shall be deemed to include and take into account any merger or consolidation permitted under Section 9.6 hereof, and
     (iii) that the financial statements referred to in Section 7.6(a) shall be deemed to be those financial statements most recently delivered to the Administrative Agent and the Lenders pursuant to Section 8.1;

          (c) in the case of the issuance of a Letter of Credit, the Borrower shall have executed and delivered to the L/C Issuer a Letter of Credit Application in form and content reasonably acceptable to the L/C Issuer together with such other instruments and documents as it shall reasonably request;

          (d) at the time of (and after giving effect to) each Advance, Swing Line Loan or the issuance or renewal of a Letter of Credit, no Default or Event of Default specified in Article X shall have occurred and be continuing; and

          (e) immediately after giving effect to:

               (i) a Revolving Loan, a Swing Line Loan or a Letter of Credit or renewal thereof, (1) the sum of the Outstandings shall not exceed the Total Revolving Credit Commitment and (2) each Lender's Applicable Commitment Percentage of Revolving Loans and Lender Participations shall not exceed its Revolving Credit Commitment; and

               (ii) a Letter of Credit or renewal thereof, the aggregate principal balance of all outstanding Lender Participations in Letters of Credit and Unreimbursed Amounts (or in the case of the L/C Issuer, its remaining interest after deduction of all Lender Participations of the Lenders in Letters of Credit and Unreimbursed Amounts) for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Letter of Credit Commitment or (Y) the Letter of Credit Sublimit; and

               (iii) a Swing Line Loan, the Swing Line Outstandings shall not exceed the Swing Line Sublimit.

                                  ARTICLE VII

                         Representations and Warranties

     The Borrower represents and warrants with respect to itself, to the Parent and to its Subsidiaries (which representations and warranties shall survive the delivery of the Loan Documents and the making of Loans and issuance of Letters of Credit), that:

     7.1. Organization and Authority.

          (a) Each Credit Party is a corporation, partnership or limited liability company duly organized and validly existing under the laws of the jurisdiction of its organization;

          (b) Each Credit Party (i) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (ii) is qualified to do business and in good standing in every jurisdiction in which failure to be so qualified or in good standing could reasonably be expected to have a Material Adverse Effect;

          (c) The Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow and request issuance of Letters of Credit hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

          (d) Each Credit Party (other than the Borrower) has the power and authority to execute, deliver and perform the applicable Facility Guaranty and each of the other Loan Documents to which it is a party; and

          (e) When executed and delivered, each of the Loan Documents to which any Credit Party is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether considered in a proceeding at law or in equity).

     7.2. Loan Documents. The execution, delivery and performance by each Credit Party of each of the Loan Documents to which it is a party:

          (a) have been duly authorized by all requisite Organizational Action of such Credit Party required for the lawful execution, delivery and performance thereof;

          (b) do not violate the Organizational Documents or Operating Documents of such Credit Party and do not violate in a manner that would reasonably be likely to have a Material Adverse Effect any provisions of (i) any applicable law, rule or regulation, or (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on such Credit Party or its properties, or;

          (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default in a manner that would reasonably be likely to have a Material Adverse Effect under any contract, indenture, agreement or other instrument or document to which such Credit Party is a party, or by which the properties or assets of such Credit Party are bound; and

          (d) does not and will not result in the creation or imposition of any material Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of such Credit Party or any Subsidiary except any Liens in favor of the Administrative Agent and the Lenders created by the Loan Documents.

     7.3. Solvency. Each Credit Party is Solvent after giving effect to the transactions contemplated by this Agreement and the other Loan Documents.

     7.4. Material Subsidiaries and Stockholders. The Borrower has no Material Subsidiaries other than those Persons listed as Material Subsidiaries in
Schedule 7.4 and additional Subsidiaries created or acquired after the Closing Date in compliance with Section 8.19; Schedule 7.4 states as of the date hereof the correct name of each Material Subsidiary, the jurisdiction of organization of each Material Subsidiary, the organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Material Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by the Borrower; the outstanding shares or other equity interests of each Material Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Borrower owns beneficially and of record all the issued and outstanding shares of capital stock or equity interests of each Material Subsidiary owned by it, free and clear of any Lien.

     7.5. Compliance with Laws. Each Credit Party is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     7.6. Financial Condition.

          (a) The Borrower has heretofore furnished to each Lender an audited consolidated balance sheet of the Parent, the Borrower and its Subsidiaries as at February 28, 2004 and the notes thereto and the related consolidated statements of operations, cash flows, and stockholders' equity for the Fiscal Year then ended as examined and certified by Ernst & Young LLP. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition and results of operations of the Parent, the Borrower and its Subsidiaries as of the end of and for such Fiscal Year, all in conformity with GAAP applied on a Consistent Basis;

          (b) since the later of (i) the date of the audited financial statements delivered pursuant to Section 7.6(a) hereof and (ii) the date of the audited financial statements most recently delivered pursuant to
     Section 8.1(a) hereof, there has not occurred any event, condition or circumstance which has had or could reasonably be expected to have a Material Adverse Effect, nor have the businesses, properties or operations of the Parent, the Borrower and its Subsidiaries, considered as a whole, been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God; and

          (c) except as set forth in Schedule 7.6 or Parent's Current SEC Filings, neither the Parent, the Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness. Neither the Parent, the Borrower nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Parent, the Borrower or such
     Subsidiary and no event or condition exists with respect to any Indebtedness of the Parent, the Borrower or any Subsidiary the outstanding principal amount of which exceeds $30,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

     7.7. Title to Properties. The Borrower and each of its Material Subsidiaries and each other Credit Party has title to all its material real and personal properties, which is not subject to any transfer restrictions or Liens of any kind, except (a) for the transfer restrictions and Liens described in
Schedule 7.7, (b) for Liens permitted by Section 9.2, and (c) where a failure to have such title would not reasonably be likely to have a Material Adverse Effect. All material leases that the Borrower is a party to as lessee are (as against the Borrower and, to the best knowledge of the Borrower, as against the lessor thereunder) valid and subsisting and are in full force and effect in all material respects.

     7.8. Taxes. Except as set forth in Schedule 7.8, the Borrower and each of its Subsidiaries and each other Credit Party has filed or caused to be filed or caused to be properly extended all federal, state, local and foreign tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in
Section 7.6(a) or Sections 8.1(a) or (b) and satisfactory to the Borrower's independent certified public accountants have been established, have paid or caused to be paid all material taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become and remain due and before they have become delinquent. The federal income tax liability of the Borrower and its Subsidiaries has been determined by the Internal Revenue Service and paid for all Fiscal Years up to and including the Fiscal Year ended February 28, 1998.

     7.9. Other Agreements. No Credit Party is

          (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

          (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such Credit Party is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect.

     7.10. Litigation. Except as set forth in Parent's Current SEC Filings, there is no action, suit, investigation or proceeding at law or in equity or by or before any Governmental Authority or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against any Credit Party or affecting any Credit Party or any properties or rights of a Credit Party, which could reasonably be likely to have a Material Adverse Effect.

     7.11. Margin Stock. The proceeds of the borrowings made hereunder will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which violates or which would be inconsistent with Regulation U (12 CFR Part 221) or Regulation X (12 CFR Part
224) of the Board. Neither the Borrower, the Parent nor any other Credit Party nor any agent acting on their respective behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof.

     7.12. Regulated Company. No Credit Party is (i) an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss.ss. 80a-1, et seq.) or (ii) a "holding company" or a "subsidiary company" or "affiliate" of a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Letters of Credit and application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower and the other Credit Parties of the transactions contemplated by the Loan Documents will not violate any provision of the foregoing acts, or any rule, regulation or order issued by the SEC thereunder, in each case as in effect on the date hereof.

     7.13. Patents, Etc. Each Credit Party owns or has the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights, or rights thereto, that are material or necessary to the business, operations, affairs, financial condition, assets or properties of the Parent or the Borrower or its Subsidiaries taken as a whole, as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person, except for those conflicts that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     7.14. No Untrue Statement. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any other Credit Party in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to the Administrative Agent or the Lenders in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading in any material respect.

     7.15. No Consents, Etc. Neither the respective businesses or properties of the Parent, the Borrower or any of its Subsidiaries, nor any relationship between the Parent, the Borrower and any of its Subsidiaries, on the one hand, and any other Person, on the other, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or other authority or any other Person on the part of the Parent, the Borrower or any of its Subsidiaries as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by this Agreement or the other Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be.

     7.16. Employee Benefit Plans.

          (a) The Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined or the Borrower or its Subsidiaries is in the process of obtaining a determination by the Internal Revenue Service to be so qualified, each trust related to such plan has been determined to be exempt under Section 501(a) of the Code, and each Employee Benefit Plan subject to any Foreign Benefit Law has received the required approvals by any Governmental Authority regulating such Employee Benefit Plan. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

          (b) Neither the Borrower nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or
     Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, (iv) failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan, or
     (v) failed to make a required contribution or payment, or otherwise failed to operate in compliance with any Foreign Benefit Law regulating any Employee Benefit Plan;

          (c) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

          (d) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, or the funding of which is regulated by any Foreign Benefit Law did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

          (e) To the best of the Borrower's knowledge, each Employee Benefit Plan which is subject to Title IV of ERISA or the funding of which is regulated by any Foreign Benefit Law, maintained by the Borrower or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA, applicable Foreign Benefit Law and other applicable laws, regulations and rules;

          (f) The consummation of the Loans and the issuance of the Letters of Credit provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

          (g) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan (other than routine claims for benefits).

     7.17. No Default. As of the date hereof, to the knowledge of each Authorized Representative, there does not exist any Default or Event of Default.

     7.18. Environmental Laws. Except as listed in Schedule 7.18, the Parent, the Borrower and each of its Subsidiaries are in compliance with all applicable Environmental Laws and have been issued and currently maintain all required federal, state and local permits, licenses, certificates and approvals except to the extent non-compliance could not reasonably be expected to have a Material Adverse Effect. Except as listed in Schedule 7.18, neither the Parent, the Borrower nor any of its Subsidiaries has been notified of any pending or threatened action, suit, proceeding or investigation, and neither the Parent, the Borrower nor any of its Subsidiaries is aware of any facts, which (a) calls into question, or could reasonably be expected to call into question, compliance by the Parent, the Borrower or any Subsidiary with any Environmental Laws which non-compliance could reasonably be expected to have a Material Adverse Effect,
(b) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of the Parent's, the Borrower's or any Subsidiary's business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials which suspension, revocation or termination could reasonably be expected to have a Material Adverse Effect, or (c) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Parent, the Borrower or any Subsidiary to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law which restrictions could reasonably be expected to have a Material Adverse Effect.

     7.19. Employment Matters. Except as listed in Schedule 7.19 and except to the extent a failure to maintain compliance would not have a Material Adverse Effect or except as disclosed on the Borrower's Form 10-K filed with the SEC for the Borrower's Fiscal Year ended February 28, 2004, the Borrower and each Subsidiary and each other Credit Party is in compliance in all material respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation, and there is neither pending nor, to the knowledge of the Borrower, threatened any litigation, administrative proceeding or investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

     7.20. RICO; Foreign Corrupt Practices Act. Except as disclosed in the Parent's Current SEC Filings, neither the Borrower, any Material Subsidiary nor any other Credit Party is engaged in or has engaged in any course of conduct that could reasonably be expected to subject any of their respective properties to any Lien, seizure or other forfeiture, or result in the judgment or imposition of any material fine, damage, award or other monetary claim payable thereby or the cancellation or termination of any material contract or agreement to which any of the Borrower, any Material Subsidiary or any other Credit Party is a party, under any foreign or domestic criminal law, antibribery or other government contracting law, racketeer influenced and corrupt organizations law, civil or criminal, or any other similar laws or regulations.

     7.21. Foreign Assets Control Regulations, Etc. Neither the Indebtedness incurred by the Borrower hereunder nor the Borrower's use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     7.22. Insurance. The properties of the Borrower and each of its Material Subsidiaries and each other Credit Party are insured either with GTECH Reinsurance or with financially sound and reputable insurance companies not Affiliates of the Borrower pursuant to the insurance policies as listed and described in Schedule 7.22 as of the Closing Date or any additional insurance policies thereafter as delivered to the Administrative Agent.

                                  ARTICLE VIII

                              Affirmative Covenants

     Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and where applicable, will cause each other Credit Party to, and the Parent will, where applicable:

     8.1. Financial Reports, Etc. (a) As soon as practical and in any event within ninety-five (95) days after the end of each Fiscal Year or within ten
(10) days after filing thereof with the SEC, if earlier, deliver or cause to be delivered to the Administrative Agent and each Lender (i) consolidated balance sheets of the Parent, the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated statements of operations, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth comparative financial statements for and as of the end of the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing opinions of Ernst & Young LLP, or other such independent certified public accountants of nationally recognized standing selected by the Borrower, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Parent and its Subsidiaries and without any exception not reasonably acceptable to the Required Lenders, and (ii) a certificate of an Authorized Representative who also is an officer of the Parent as to the absence of any Default or Event of Default and demonstrating compliance with Section 9.1, which certificate shall be in the form of Exhibit H;

     (b) as soon as practical and in any event within fifty (50) days after the end of each Fiscal Quarter or within ten (10) days after filing thereof with the SEC, if earlier (except the last Fiscal Quarter of the Fiscal Year), deliver to the Administrative Agent and each Lender (i) consolidated balance sheets of the Parent, the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of operations and stockholders' equity for such Fiscal Quarter and statements of cash flow for the period from the beginning of the then current Fiscal Year through the end of such Fiscal
Quarter, setting forth in each case in comparative form the figures for the corresponding periods from the preceding Fiscal Year and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Parent, the Borrower and its Subsidiaries as of the end of such reporting period and the results of their operations and the changes in their financial position for such reporting period, prepared in conformity with GAAP applied on a Consistent Basis, without notes and subject to year-end audit adjustments, and (ii) a certificate of an Authorized Representative as to the absence of any Default or Event of Default and containing computations for such quarter comparable to that required pursuant to Section 8.1(a)(ii);

     (c) together  with each delivery of the  financial  statements  required by
Section 8.1(a)(i), deliver to the Administrative Agent and each Lender a letter from the Parent's and the Borrower's accountants specified in Section 8.1(a)(i) stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 8.1(a)(i), they obtained no knowledge of any Default or Event of Default, insofar as such Default or Event of Default relates to financial and accounting matters that were included in the scope of the audit performed, by the Parent, the Borrower and its Subsidiaries in the fulfillment of the terms and provisions of this Agreement (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

     (d) concurrently with the delivery of the financial statements referred to in Sections 8.1(a) and (b), a duly completed Compliance Certificate signed by an Authorized Representative of the Borrower;

     (e) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Administrative Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which the Parent, the Borrower or any Subsidiary shall file with the SEC or any securities exchange, and (ii) any proxy statement distributed by the Parent, the Borrower or any Subsidiary to its shareholders, bondholders or the financial community in general, all such reports and statements to be delivered without exhibits unless otherwise reasonably requested by the Administrative Agent; and

     (f) promptly, from time to time, deliver or cause to be delivered to the Administrative Agent and each Lender such other information regarding Borrower's and any Subsidiary's operations, business affairs, assets, properties and financial condition as the Administrative Agent or such Lender may reasonably request.

     Documents required to be delivered pursuant to Section 8.1 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed in Schedule 12.2; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by
Section 8.1(d) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

     The Administrative Agent and the Lenders are hereby authorized to deliver a copy of any such financial information delivered hereunder to the Lenders (or the parent of any Lender or a wholly-owned subsidiary of the parent of any Lender) or to the Administrative Agent, to any regulatory authority having jurisdiction over the Administrative Agent or any of the Lenders pursuant to any written request therefor, or, subject to Section 12.6(d) hereof, to any other Person who shall acquire or consider the acquisition of a participation interest in or assignment of any Loan or Letter of Credit permitted by this Agreement or as otherwise permitted pursuant to Section 12.7 hereof.

     The Borrower hereby acknowledges that (a) the Administrative Agent and/or Banc of America Securities LLC and Calyon New York Branch, in their capacity as joint lead arrangers (the "Joint Lead Arrangers") will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a "Public Lender"). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC", the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor"; and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor".

     8.2. Maintain Properties. Maintain all properties necessary to its operations in good working order and condition (ordinary wear and tear excepted), make all needed repairs, replacements and renewals to such properties, and preserve, protect and maintain free from Liens (other than Liens permitted under Section 9.2 hereof) all material trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are necessary or useful to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices.

     8.3. Existence, Qualification, Etc. Do or cause to be done all things necessary to preserve and keep in full force and effect (a) its existence and
(b) all material rights, franchises and permits, except to the extent terminated or conveyed in connection with a transaction permitted under Section 9.4 or 9.6, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary and where the failure to be so licensed or qualified would be reasonably likely to have a Material Adverse Effect.

     8.4. Payments and Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, except where failure to so pay and discharge any of the foregoing could not reasonably be expected to have a Material Adverse Effect, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the relevant Credit Party; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the relevant Credit Party; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

     8.5. Insurance. (a) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner as are customarily insured against by similar businesses owning such properties similarly situated, (b) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property and (c) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes), such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than are maintained by similarly situated entities of established reputation engaged in the same or similar lines of business and such insurance policies to be in form reasonably satisfactory to the Administrative Agent. The Borrower shall use its best efforts to ensure that each of the policies of insurance described in this Section 8.5 providing material coverage and policy limits to the Borrower and its Subsidiaries on a consolidated basis will provide that the insurer shall give the Administrative Agent not less than thirty (30) days' prior written notice before any such policy shall terminate, lapse, be cancelled or be materially amended. The Administrative Agent and the Lenders acknowledge that the Borrower and the other Credit Parties may maintain a portion of the insurance coverage required under this Section 8.5 pursuant to the Captive Insurance Program.

     8.6. True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions in accordance with customary business practices, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

     8.7. Right of Inspection. Permit any Person designated by the Administrative Agent, at the Administrative Agent's expense (unless a Default or Event or Default shall exist, then at the Borrower's expense), to visit and inspect any of the properties, corporate books and financial reports of the Parent, the Borrower or any of its Subsidiaries and to discuss its or their affairs, finances and accounts with its or their principal officers and independent certified public accountants, all at such reasonable times and as often as the Administrative Agent may reasonably request.

     8.8. Observe all Laws. Conform to and duly observe all Laws (including, without limitation, Environmental Laws), rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business and obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or the conduct of its business, except to the extent that non-compliance with such requirements or failure to obtain or maintain such governmental authorizations could not reasonably be expected to have a Material Adverse Effect.

     8.9. Pay Indebtedness to Lenders and Perform Other Covenants. Make full and timely payment of the principal of and interest on the Notes and all other Obligations, whether now existing or hereafter arising.

     8.10. Covenants Extending to Other Persons. Cause each of its Material Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrower in Sections 8.2 through 8.9, inclusive.

     8.11. Officer's Knowledge of Default. Upon any Authorized Representative obtaining knowledge of any Default or Event of Default or any default under any other material obligation of the Parent, the Borrower or any Subsidiary, or any event, development or occurrence which would have a Material Adverse Effect, cause such officer or an Authorized Representative to promptly deliver to the Administrative Agent written notice thereof, the period of existence thereof, and what action the Borrower proposes to take with respect thereto.

     8.12. Suits or Other Proceedings. Upon any Authorized Representative obtaining knowledge of (a) any litigation or other proceedings (including, without limitation, any environmental proceedings) being instituted against the Parent, the Borrower or any Subsidiary or otherwise questioning the validity or enforceability of, or the ability of any Credit Party to enter into or perform under, the Loan Documents, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary, making a claim or claims in an aggregate stated amount greater than $30,000,000 not otherwise covered by insurance, or (b) any material dispute, litigation, investigation or proceeding between the Parent, the Borrower or any Material Subsidiary, on the one hand, and any Governmental Authority, on the other, promptly deliver to the Administrative Agent written notice thereof stating the nature and status of such dispute, litigation, investigation or proceeding.

     8.13. Notice of Environmental Complaint or Condition. Promptly provide to the Administrative Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims or citations received by the Borrower or any Subsidiary relating to any material (a) violation or alleged violation by the Parent, the Borrower or any Subsidiary of any applicable Environmental Law; (b) release or threatened release by the Borrower or any Subsidiary, or by any Person handling, transporting or disposing of any Hazardous Material on behalf of the Borrower or any Subsidiary, or at any facility or property owned or leased or operated by the Borrower or any Subsidiary, of any Hazardous Material, except where occurring legally pursuant to a permit or license; or (c) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

     8.14. Environmental Compliance. If the Borrower or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or any Subsidiary has violated any applicable Environmental Laws which could reasonably be likely to have a Material Adverse Effect, promptly deliver a copy of such notice to the Administrative Agent and use their reasonable best efforts to remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability within a reasonable time.

     8.15. Intentionally Omitted.

     8.16. Further Assurances. (a) At the Borrower's reasonable cost and expense, upon request of the Administrative Agent or the Lenders, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents, certificates and agreements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent or the Lenders to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

     (b) Cause each wholly-owned Material Domestic Subsidiary that is a Guarantor to remain a wholly-owned Material Domestic Subsidiary, except as a result of a transaction permitted hereunder.

     (c) Cause the Borrower and the Guarantors, on a consolidated basis, to own assets in excess of fifty percent (50%) of Consolidated Net Tangible Assets; provided that, if at any time the Borrower and the Guarantors do not own assets in excess of fifty percent (50%) of Consolidated Net Tangible Assets, then the Borrower shall promptly give notice to the Administrative Agent, which notice shall designate a Subsidiary or Subsidiaries of the Borrower that, together with the Borrower and the Guarantors on a consolidated basis, own assets in excess of fifty percent (50%) of Consolidated Net Tangible Assets, and which such Subsidiary or Subsidiaries shall become a Guarantor or Guarantors, as the case may be, pursuant to Section 8.19.

     8.17. Employee Benefit Plans.

          (a) With reasonable promptness, and in any event within thirty (30) days thereof, give notice to the Administrative Agent of (i) each funding waiver request filed with respect to any Pension Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request and (ii) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code (in the case of Employee Benefit Plans regulated by the Code or ERISA) or under any Foreign Benefit Law (in the case of Employee Benefit Plans regulated by any Foreign Benefit Law) by the due date;

          (b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (i) Termination Event or (ii) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Employee Benefit Plan or any trust created thereunder, deliver to the Administrative Agent a notice specifying the nature thereof, what action the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

          (c) With reasonable promptness but in any event within fifteen (15) days for purposes of clauses (i), (ii) and (iii), deliver to the Administrative Agent copies of (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC's or any Governmental Authority's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Employee Benefit Plan and (iv) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to
     Section 4202 of ERISA. The Borrower will notify the Administrative Agent in writing within five (5) Business Days of the Borrower or any ERISA Affiliate obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

     8.18. Accounting Policies and Financial Reporting Practices. Promptly notify the Administrative Agent of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.

     8.19. New Subsidiaries; New Guarantors. Promptly, but no later than forty-five (45) days after (a) the acquisition or creation of any Subsidiary which would have been a Material Domestic Subsidiary if included in the Borrower's consolidated financial statements (adjusted to include pro forma Consolidated Assets and Consolidated Total Profits Before Taxes of such acquired entity) for the Fiscal Quarter then most recently ended, or (b) any previously existing Person becomes a Material Domestic Subsidiary as reflected in the then most recent financial statements delivered pursuant to Section 8.1 hereof, or
(c) any Subsidiary becomes a Guarantor pursuant to Section 8.16(c), cause to be delivered to the Administrative Agent for the benefit of the Lenders each of the following:

               (i) a Facility Guaranty Joinder Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose executed by such Subsidiary with appropriate insertions of identifying information and such other changes to which the Administrative Agent may consent in its discretion;

               (ii) an opinion of counsel to the Subsidiary dated as of the date of delivery of the Facility Guaranty provided for in this Section 8.19 and addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent (which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to
          Section 6.1(a)), to the effect that:

                    (A) such Subsidiary is duly organized,  validly existing and in good standing in the jurisdiction of its formation, has the requisite power and authority to own its properties and conduct its business as then owned and then conducted and proposed to be conducted and to execute, deliver and perform the Facility Guaranty described in this Section 8.19 to which such Subsidiary is a signatory, and is duly qualified to transact business and is in good standing as a foreign corporation or partnership in each other jurisdiction in which the character of the properties owned or leased, or the business carried on by it, requires such qualification and the failure to be so qualified would reasonably be likely to result in a Material Adverse Effect; and

                    (B) the execution,  delivery and performance of the Facility
               Guaranty described in this Section 8.19 to which such Subsidiary is a signatory have been duly authorized by all requisite corporate or partnership action (including any required shareholder or partner approval), such agreement has been duly executed and delivered and constitutes the valid and binding agreement of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity); and

               (iii) current copies of the Organizational Documents and Operating Documents of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such Organizational Documents, Operating Documents or applicable law, of the shareholders) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 8.19.

     8.20. Use of Proceeds. Use the proceeds of the Loans solely for the purposes specified in Section 2.2 hereof.

     8.21. GTECH Reinsurance. The Borrower shall cause GTECH Reinsurance to do with respect to itself, its business and its assets each of the things required of the Borrower and the other Credit Parties in Sections 8.2 through 8.4 and Sections 8.6 through 8.8 hereof.

     8.22. Debt Rating. Promptly notify the Administrative Agent of any announcement by Moody's or S&P of any change in the Debt Rating.

                                   ARTICLE IX

                               Negative Covenants

Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Material Subsidiary to, nor will the Parent, where applicable:

     9.1. Financial Covenants.

     (a) Consolidated Total Debt Ratio. Permit the Consolidated Total Debt Ratio as of the end of any Four-Quarter Period to be greater than 2.75 to 1.00.

     (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any Four-Quarter Period to be less than 4.00 to 1.00.

     9.2. Liens. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary, including without limitation any capital stock of the Borrower or any of its Subsidiaries, other than

          (a) Liens created in favor of the Administrative Agent and the Lenders, or otherwise existing as of the date hereof and as set forth in
     Schedule 7.7;

          (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

          (e) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Material Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Material Subsidiary;

          (f) Liens on assets of the Borrower or any of its Subsidiaries and on the capital stock of any of its Subsidiaries, provided that the aggregate fair market value (as reasonably determined by the Borrower) of all assets and such capital stock subject to such pledges shall not exceed $75,000,000;

          (g) Liens arising in connection with, and deposits made to secure, the payment and performance of bids, trade contracts (other than for borrowed money), contracts with respect to the Core Business, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, and rights of usufruct and similar rights to continued use and possession of lottery equipment or other property in favor of lottery authorities, in each case incurred in the ordinary course of business;

          (h) Liens securing Indebtedness of the Borrower and its Subsidiaries incurred to finance the acquisition of fixed or capital assets, including any items of equipment acquired after the date hereof, and refinancings thereof, provided that (i) such Liens shall attach concurrently with or within thirty (30) days of the acquisition of such fixed or capital assets or items of equipment, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price of such property at the time it was acquired;

          (i) Liens arising as a result of the use of commercial letters of credit to finance the purchase price of goods in the ordinary course of business in transactions not otherwise prohibited hereunder in favor of the bank issuing such commercial letter of credit and attaching only on such goods so financed; and

          (j) Liens arising out of judgments or awards in respect of which the Parent, the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided that it shall have set aside on its books adequate reserves, to the extent required by GAAP applied on a Consistent Basis, with respect to such judgment or award.

     9.3.   Guaranties.   Incur,   create,   or   assume   any   guaranties   of
non-consolidated Indebtedness in an aggregate principal amount in excess of five percent (5%) of Consolidated Assets.

     9.4. Disposition of Assets. The Borrower will not, and will not permit any Guarantor to, directly or indirectly, sell, lease, transfer or otherwise dispose of (collectively a "Disposition") any of its properties or assets unless the assets that were the subject of a Disposition during the twelve (12) calendar months immediately preceding the date of such proposed Disposition (the "Disposition Date") do not exceed fifteen percent (15%) of Consolidated Assets as at the end of the Fiscal Quarter ended immediately prior to the Disposition Date. Any Disposition of shares of stock of any Subsidiary shall, for purposes of this Section, be valued at an amount that bears the same proportion to the book value of the total assets of such Subsidiary as the number of such shares bears to the total number of issued and outstanding shares of stock of such Subsidiary. Notwithstanding the foregoing, the following Dispositions shall not be taken into account under this Section 9.4:

          (a) any Disposition of inventory, equipment, fixtures, supplies or materials made in the ordinary course of business at fair value;

          (b) any Disposition to a Credit Party;

          (c) any Disposition the net proceeds of which are applied within 180 days of the related Disposition Date to (x) the repayment of Consolidated Total Indebtedness (and any associated premium) of the Borrower or such Guarantor or (y) the acquisition of assets (other than current assets) to be used in the ordinary course of business of the Borrower or such Guarantor or to be used in the Core Business; and

          (d) any voluntary termination by the Borrower of any Swap Agreement.

     9.5. Investments; Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities or all or substantially all of the assets of, or make investments in or permit to exist any interest whatsoever in, any other Person or permit to exist any loans or advances to, or Capital Expenditures with respect to, any Person, except that the Parent, the Borrower and its Subsidiaries may:

          (a) invest or maintain investments in Eligible Securities;

          (b) invest or maintain investments in other securities for which the aggregate purchase price or initial investment for all such securities does not exceed $10,000,000;

          (c) maintain investments existing as of the date hereof and either disclosed on the financial statements of the Parent, the Borrower and its Subsidiaries referred to in Section 7.6 hereof or individually and in the aggregate not required to be disclosed in such financial statements or the notes thereto;

          (d) create and hold accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

          (e) purchase and maintain key man life insurance with respect to its executive officers;

          (f) make and maintain investments in, advances to or Capital Expenditures with respect to any Person other than those described in clauses (a), (b), (c), (d), (e), (g), (h), (i) and (j) hereof in an aggregate Investment Commitment at any time not to exceed $150,000,000; provided that no single or series of related investments, advances or Capital Expenditures permitted under this Section 9.5(f) shall exceed at any time an Investment Commitment of $75,000,000;

          (g) make and maintain investments in, advances to or Capital Expenditures with respect to the Borrower or any Subsidiary engaged in the Core Business and loans or advances by the Passive Investment Company to the Borrower or any Guarantor in connection with the Core Business;

          (h) make and hold loans and advances to officers, directors and employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses and other business purposes, all in the ordinary course of business;

          (i) make and maintain investments of the Borrower under any agreement creating Rate Hedging Obligations;

          (j) make and maintain investments representing stock or obligations issued to the Parent, the Borrower or any of its Subsidiaries in settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor of the Parent, the Borrower or such Subsidiary; and

          (k) make and maintain investments representing stock or obligations issued by Subsidiaries to the Borrower or any other Credit Party.

     9.6. Fundamental Changes. (a) Consolidate with or merge into, or, except as permitted by Section 9.4, dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of, any other Person; provided, however, any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary, provided that if the seller in such a transaction is a Guarantor, then the purchaser must be a Credit Party; or (b) permit any other Person to consolidate with or merge into it, provided, however, so long as no Default or Event of Default exists at the time of or would result therefrom (i) any Subsidiary may merge or transfer all or substantially all of its assets into or consolidate with the Borrower or any wholly-owned Subsidiary; provided that, notwithstanding the foregoing, no Material Domestic Subsidiary may consolidate with or merge into any Subsidiary unless such Material Domestic Subsidiary is the survivor of such consolidation or merger or the Subsidiary is also a Material Domestic Subsidiary and no Default or Event of Default shall exist after giving effect to such merger or consolidation; and (ii) any Person may merge with the Borrower if the Borrower shall be the survivor thereof.

     9.7. Dividends, Redemptions and Other Payments. If (a) any Default or Event of Default shall exist under Sections 9.1(a) or (b) hereof or a Default or Event of Default under any such section would be created by the declaration or payment of cash dividends or any other payment or distribution of cash on account of its capital stock or the purchase, redemption or other retirement of its capital stock, or (b) an Event of Default has occurred and is continuing, declare or pay any cash dividends or make any other payment or distribution of cash on any shares of stock of any class of the Borrower, now or hereafter outstanding, or purchase, redeem or otherwise retire any such shares in consideration of cash or apply or set apart any of their assets therefor or make any other distribution (by redemption of capital or otherwise) in respect of any such shares in consideration of cash, or agree to do any of the foregoing.

     9.8. Transactions with Affiliates. Enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate (other than a Guarantor), except (a) that such Persons may render services to the Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services and (b) in the ordinary course of and pursuant to the reasonable requirements of the Borrower's (or any Subsidiary's) business consistent with past practice of the Borrower and its Subsidiaries and upon fair and reasonable terms no less favorable to the Borrower (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

     9.9. Benefit Plans. With respect to all Employee Benefit Plans maintained by the Borrower or any ERISA Affiliate:

          (a) terminate any of such Employee Benefit Plans so as to incur any liability to the PBGC established pursuant to ERISA or to any other Person exercising similar duties and functions under any Foreign Benefit Law where such termination would be reasonably likely to have or would have a Material Adverse Effect;

          (b) engage in any non-exempt prohibited transaction involving any of such Employee Benefit Plans or any trust created thereunder which would subject the Borrower or an ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Code Section 4975 or ERISA or under any Foreign Benefit Law;

          (c) fail to pay to any such Employee Benefit Plan any contribution which it is obligated to pay under the terms of such plan;

          (d) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Employee Benefit Plan;

          (e) allow or suffer to exist any occurrence of a reportable event or any other event or condition, which presents a material risk of termination by the PBGC, or to any other Person exercising similar duties and functions under any Foreign Benefit Law, of any such Employee Benefit Plan that is a Single Employer Plan, which termination could result in any liability to the PBGC or under any Foreign Benefit Law; or

          (f) incur any withdrawal liability with respect to any Multiemployer Plan which would be reasonably likely to have or would have a Material Adverse Effect.

     9.10. Fiscal Year. Change its Fiscal Year without the consent of the Required Lenders, which consent shall not be unreasonably withheld or delayed; provided, however, that each of the Lenders agrees that if an amendment to this Agreement is required solely to make adjustments to the financial covenants in
Section 9.1 hereof as a result of such change in Fiscal Year, no fees shall be charged to the Borrower for such amendment.

     9.11. Dissolution, Etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with (a) the merger or consolidation of Material Subsidiaries into each other or into the Borrower as permitted pursuant to Section 9.6 hereof and (b) the declaration of bankruptcy, liquidation and dissolution of Subsidiaries which are not Material Subsidiaries.

     9.12. Change in Control. Cause, suffer or permit to exist or occur any Change of Control.

     9.13. GTECH Reinsurance. Permit GTECH Reinsurance to have tangible assets in excess of $25,000,000.

     9.14. Total Subsidiary Indebtedness. Permit at any time the aggregate amount of Indebtedness of the Borrower's Subsidiaries to be greater than the lesser of (a) twelve and one-half percent (12.5%) of Consolidated Assets as of the last day of the Four-Quarter Period ending on (or most recently prior to) the date of calculation thereof and (b) thirty-three percent (33%) of Consolidated EBITDA for the Four-Quarter Period ending on (or most recently prior to) the date of calculation thereof.

     9.15. Synthetic Lease Obligations. Create, incur or permit to exist at any time Synthetic Lease Obligations in an aggregate amount in excess of five percent (5%) of Consolidated Assets.

     9.16. Limitations on Sales and Leasebacks. Enter into any Sale and Leaseback Transaction as lessee unless:

          (a) such Sale and Leaseback Transaction is (i) between any Material Subsidiary and the Borrower or the Parent, (ii) between any Material Subsidiary and any wholly-owned Material Subsidiary or (iii) between the Borrower or the Parent and any wholly-owned Material Subsidiary;

          (b) the proceeds received by the Borrower or such Material Subsidiary from such Sale and Leaseback Transaction as lessee are applied within one hundred eighty (180) days of the date of such transaction to (i) the prepayment of Consolidated Total Indebtedness (and any associated premium) of the Borrower or such Material Subsidiary or (ii) the acquisition of assets (other than current assets) to be used in the ordinary course of business of the Borrower or such Material Subsidiary, as the case may be; and

          (c) at the time of entering into such Sale and Leaseback Transaction and immediately after giving effect thereto, the aggregate of all Capital Leases related to Sale and Leaseback Transactions of the Borrower and its Material Subsidiaries shall not exceed five percent (5%) of Consolidated Assets.

                                   ARTICLE X

                       Events of Default and Acceleration

     10.1. Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

          (a) if default shall be made in the due and punctual payment of the principal of any Loan, Unreimbursed Amount or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of
     Article II or Article III or Article IV, at maturity, by acceleration or otherwise; or

          (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan, Unreimbursed Amount or other Obligation and such amount remains unpaid for five (5) or more days or of any fees or other amounts payable to the Lenders, the Administrative Agent or the L/C Issuer under the Loan Documents on the date on which the same shall be due and payable and such amounts remain unpaid for thirty (30) or more days; or

          (c) if default shall be made in the performance or observance of any covenant set forth in Sections 8.3(a), 8.11, 8.12,or 8.20 or Sections 9.1, 9.2, 9.3, 9.4, 9.5, 9.6, 9.7, 9.11, 9.12 or 9.14; or

          (d) (i) if a default shall be made in the performance or observance of, or shall occur under any covenant, agreement or provision contained in this Agreement, any Facility Guaranty, the Notes or any other Loan Documents (other than as described in clauses (a), (b) or (c) above) and such default shall continue after the earlier of (A) thirty (30) days after the receipt of notice of such default by the Authorized Representative from the Administrative Agent or any Lender and (B) forty-five (45) days after an Authorized Representative becomes aware of such default, or if such default is of a type that cannot be cured within thirty (30) days or forty-five (45) days, as applicable (but reasonably can be cured within ninety (90) days), and the Parent, the Borrower or any of its Subsidiaries is diligently and in good faith attempting to cure such default, such default shall continue unremedied for a period of ninety (90) or more days after such notice or awareness, or (ii) if an Event of Default shall occur under any of the other Loan Documents or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Administrative Agent or the Lenders or delivered to the Administrative Agent or the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or (iii) if any material provision of any Loan Document ceases to be in full force and effect (other than by reason of termination by the Administrative Agent), or (iv) if without the written consent of the Administrative Agent, any material provision of this Agreement or any other Loan Document shall be disaffirmed, or the validity, binding nature or enforceability thereof shall be contested by the Borrower, the Parent or any Guarantor, or this Agreement or any other Loan Document shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of termination by the Administrative Agent or any Lender); or

          (e) if a default (whether as principal or as guarantor or other surety) shall occur, which is not waived and as to which any applicable grace period has expired, (i) in the payment of any principal, interest, premium or other amounts with respect to any Indebtedness (other than the Obligations) of the Borrower or of any Subsidiary in an amount not less than $30,000,000 in the aggregate outstanding, or (ii) in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and if such default shall permit the holder of any such Indebtedness to accelerate the maturity thereof; or

          (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Administrative Agent or any Lender by or on behalf of the Borrower or any other Credit Party pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given or made or deemed given or made; or

          (g) if the Borrower, the Parent or any Material Subsidiary shall (i) fail to pay, admit in writing its inability to pay or be unable to pay its debts generally as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any insolvency, reorganization, bankruptcy, receivership or similar law, domestic or foreign; make an assignment for the benefit of its creditors; (iii) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; (iv) file a petition or answer seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable Federal, state or foreign law or statute; (v) be adjudicated as insolvent or to be liquidated or (vi) take any corporate action for the purpose of any of the foregoing; or

          (h) if a court of competent jurisdiction shall enter an order, judgment or decree ordering the dissolution, winding-up or liquidation of, or appointing a custodian, receiver, trustee, liquidator or conservator of, the Borrower, the Parent or any Material Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Borrower, the Parent or any Material Subsidiary seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or foreign country, province or other political subdivision, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower, the Parent or any Material Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower, the Parent or any Material Subsidiary any proceeding or petition seeking reorganization, arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or foreign country, province or other political subdivision which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Borrower, the Parent or any Material Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or

          (i) if (i) a final judgment or order for the payment of money in an aggregate amount exceeding $30,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) is rendered against the Borrower, the Parent or any Subsidiary; or (ii) any one or more non-monetary final judgments, sanctions or orders that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect is rendered against the Borrower, the Parent or any Subsidiary; or (iii) any Governmental Authority assesses or levies any final fines, penalties or monetary sanctions in excess of $30,000,000 against the Borrower, the Parent or any Subsidiary (exclusive, however, of liquidated damage and similar claims arising out of contracts entered into with such Governmental Authorities in the ordinary course of business) and, in each of clauses (i) through (iii), (A) enforcement proceedings are commenced by any creditor, Governmental Authority or (in the case of non-monetary judgments, sanctions or orders) any other Person entitled to relief upon such judgment, sanction or order, or (B) there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, sanctions, order or penalties, by reason of a pending appeal or otherwise, is not in effect; or (iv) there is any attachment or injunction against any of the Borrower's, the Parent's or any Subsidiary's properties for any amount in excess of $30,000,000 and such attachment or injunction remains unsatisfied, unstayed, undischarged, unbonded or undismissed for a period of sixty (60) days; or

          (j) if the Parent, the Borrower or any Subsidiary shall cease all or any part of its operations and such cessation is reasonably likely to have a Material Adverse Effect; or

          (k) if (i) the Borrower or any ERISA Affiliate shall engage in any prohibited transaction (as described in Section 9.9(b) hereof), which is not subject to a statutory or administrative exemption, involving any Employee Benefit Plan of the Borrower or any ERISA Affiliate, (ii) any accumulated funding deficiency (as referred to in Section 9.9(d) hereof), whether or not waived, shall exist with respect to any Single Employer Plan, (iii) a reportable event (as referred to in Section 9.9(e) hereof) (other than a reportable event for which the statutory notice requirement to the PBGC has been waived by regulation) shall occur with respect to, or proceeding shall commence to have a trustee appointed, or a trustee shall be appointed to administer or to terminate, any Single Employer Plan, which reportable event or institution or proceedings is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA, and in the case of such a reportable event, the continuance of such reportable event shall be unremedied for sixty (60) days after notice of such reportable event pursuant to Section 4043(a), (c) or (d) of ERISA is given, as the case may be, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, and such termination results in a material liability of the Borrower or any ERISA Affiliate to such Single Employer Plan or the PBGC, (v) the Borrower or any Subsidiary shall withdraw from a Multiemployer Plan for purposes of Title IV of ERISA, and, as a result of any such withdrawal, the Borrower or any ERISA Affiliate shall incur withdrawal liability to such Multiemployer Plan, or (vi) any other material event or condition shall occur or exist; and in each case in clauses (i) through (vi) of this Section 10.1(k), such event or condition, together with all other such events or conditions, if any, could reasonably be expected to subject the Borrower or any ERISA Affiliate to any material tax, penalty or other liabilities; or

          (l) if the Borrower or any Subsidiary shall breach any of the material terms or conditions of any Swap Agreement and such breach shall continue beyond any grace period, if any, relating thereto pursuant to its terms; or

          (m) if the Parent shall (i) cease to exist other than due to a merger into the Borrower, (ii) conduct any business other than in connection with its ownership of the common stock of the Borrower and GTECH Reinsurance, or
     (iii) make any investment, acquisition or expenditure other than expenditures for (A) regularly scheduled payments of principal and interest on Indebtedness for Money Borrowed and expenses related thereto, (B) daily operating expenses of its business and (C) Captive Insurance Payments; provided, however, that the Parent may conduct acquisitions of entities in which shares of its capital stock are all or a portion of the consideration paid and upon the consummation of which the acquired entity is substantially simultaneously merged or consolidated into the Borrower or a Subsidiary in accordance with the terms of this Agreement; or

          (n) if GTECH Reinsurance shall conduct any business other than the Captive Insurance Program;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived or cured,

                    (A) either or both of the  following  actions  may be taken:
               the Administrative Agent may with the consent of the Required Lenders, and at the direction of, the Required Lenders shall, (i) declare the Revolving Credit Commitment, the Letter of Credit Commitment and any obligation of the Lenders to make Revolving Loans, and of the Swing Line Lender to make Swing Line Loans and the L/C Issuer to issue Letters of Credit terminated, whereupon the obligation of each Lender to make further Revolving Loans, of the Swing Line Lender to make further Swing Line Loans, and of the L/C Issuer to issue additional Letters of Credit, hereunder shall terminate immediately, and (ii) declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Administrative Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the Revolving Credit Commitment and the Letter of Credit Commitment and the obligation of the Lenders to make Revolving Loans, of the Swing Line Lender to make Swing Line Loans, and of the L/C Issuer to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Administrative Agent or the Required Lenders or notice to the Administrative Agent or the Lenders;

                    (B) The Borrower  shall,  upon demand of the  Administrative
               Agent or the Required Lenders, or immediately without notice, demand or any other action if an Event of Default under clause
               (g) or  (h)  above  has  occurred,  Cash  Collateralize  the  L/C
               Obligations in an amount equal to the amount of any L/C Obligations then outstanding, as collateral security for the repayment of any future drawings or payments under such Letters of Credit and the Borrower shall forthwith deposit and pay such amounts, and such amounts shall be held by the Administrative Agent pursuant to the terms of a cash collateral agreement; and

                    (C) the  Administrative  Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

     10.2. Agent to Act. In case any one or more Events of Default shall occur and not have been waived, subject to the provisions of Article XI, the Administrative Agent with the consent of the Required Lenders, may, and at the direction of the Required Lenders shall, proceed to protect and enforce the rights or remedies of the Lenders and the Administrative Agent hereunder either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

     10.3. Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Administrative Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

     10.4. No Waiver. No course of dealing between the Borrower and any Lender or the Administrative Agent or any failure or delay on the part of any Lender or the Administrative Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

     10.5. Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to
Article X hereof, all payments received by the Administrative Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Administrative Agent in the following order:

          (a) First, amounts due to the Administrative Agent, the Lenders and the L/C Issuer pursuant to Sections 3.1(f), 4.6(a), 4.6(b), 4.6(c), 8.15 and 12.4;

          (b) Second, amounts due to the Administrative Agent and the L/C Issuer pursuant to Section 4.6(d);

          (c) Third, payments of interest on Loans, Swing Line Loans and Unreimbursed Amounts, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to the Swing Line Lender); (d) Fourth, payments of principal of Loans, Swing Line Loans. Unreimbursed Amounts and amounts due to any of the Lenders or their Affiliates in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders or their Affiliates, to be applied for the ratable benefit of the Lenders according to the amounts owed (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to the Swing Line Lender);

          (e) Fifth, payments of cash amounts to the Administrative Agent in respect of outstanding Letters of Credit pursuant to Section 10.1(B);

          (f) Sixth, payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders or other Persons entitled thereto; and

          (g) Last, any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.

                                   ARTICLE XI

                              Administrative Agent

     11.1. Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.

     11.2. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

     11.3. Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

          (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

          (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

          (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

     The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.1 and 10.1) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

     The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     11.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     11.5. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     11.6. Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 12.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

     Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

     11.7. Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

     11.8. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers, the Co-Syndication Agents or the Sole Book Manager listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

     11.9. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 3.1(i) and (j), 2.4,
     4.3 and 12.4) allowed in such judicial proceeding; and

          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.4,
4.3 and 12.4.

     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

     11.10. Guaranty Matters. The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 11.10.

                                  ARTICLE XII

                                  Miscellaneous

     12.1. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document (excluding Swap Agreements), and no consent to any departure by the Borrower or any other Credit Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Credit Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

          (a) waive any condition set forth in Section 6.1(a) without the written consent of each Lender;

          (b) extend or increase the Revolving Credit Commitment of any Lender (or reinstate any Revolving Commitment terminated pursuant to Section 10.1) without the written consent of such Lender;

          (c) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Total Revolving Credit Commitment hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

          (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the second proviso to this Section 12.1) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;

          (e) change Section 4.9 or Section 10.5 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

          (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

          (g) except as provided in Section 11.10, release all or substantially all of the Guarantors from the Guaranty without the written consent of each Lender;

          (h) and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) Section 12.6(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

     12.2. Notices; Effectiveness; Electronic Communication.

          (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

               (i) if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person in Schedule 12.2; and

               (ii) if to any other Lender, to the address,  telecopier  number,
          electronic  mail  address  or  telephone   number   specified  in  its
          Administrative Questionnaire.

     Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

     (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

     (c) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

     (d) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     12.3. No Waiver; Cumulative Remedies. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     12.4. Expenses; Indemnity; Damage Waiver.

     (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

     (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

     (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 4.5.

     (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

     (e) Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

     (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, and the Facility Termination Date.

     12.5. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the Facility Termination Date.

     12.6. Successors and Assigns.

     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section,
(ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that:

               (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Revolving Credit Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

               (ii) each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Revolving Credit Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans;

               (iii) any assignment of a Revolving Credit Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

               (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

     Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.1, 5.5, 5.6, and 12.4 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

     (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrower and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

     (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 12.1 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.1, 5.5 and 5.6 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.8 as though it were a Lender, provided such Participant agrees to be subject to Section 4.9 as though it were a Lender.

     (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 5.1 or 5.6 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A
Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.6 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.6(d) as though it were a Lender.

     (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (g) Electronic Execution of Assignments. The words "execution", "signed", "signature", and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

     (h) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Revolving Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Revolving Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Revolving Loan, the Granting Lender shall be obligated to make such Revolving Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 4.5(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 5.1), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and
(iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Revolving Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Revolving Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its right to receive payment with respect to any Revolving Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Revolving Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

     (i) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty (30) days' notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30) days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Revolving Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 3.1(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Revolving Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.4.

     12.7. Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives
(it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

     For purposes of this Section, "Information" means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     12.8. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

     12.9. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

     12.10. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     12.11. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any credit extension, and shall continue in full force and effect until the Facility Termination Date.

     12.12. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     12.13.  Replacement of Lenders.  If any Lender requests  compensation under
Section 5.1, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 5.6, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.6), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

     (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 12.6(b);

     (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

     (c) in the case of any such assignment resulting from a claim for compensation under Section 5.1 or payments required to be made pursuant to
Section 5.6, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

     A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

     12.14. Governing Law; Jurisdiction; Etc.

     (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     (b) SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF SUCH STATE, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

     (c) WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

     12.15. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     12.16. USA PATRIOT Act Notice. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.


                            [Signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                                   BORROWER:

                                   GTECH CORPORATION


                                   By:  /s/ William M. Pieri
                                        ----------------------------------------
                                   Name:  William M. Pieri
                                   Title: Treasurer

                                   ADMINISTRATIVE AGENT:

                                   BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer


                                   By:  /s/ John Walkiewicz
                                      ------------------------------------------
                                   Name:  John Walkiewicz
                                   Title: Vice President

                                   LENDERS:

                                   BANK  OF  AMERICA,  N.A.,  as Lender


                                   By:  /s/ John Walkiewicz
                                      ------------------------------------------
                                   Name:  John Walkiewicz
                                   Title: Vice President

                                   CALYON NEW YORK BRANCH


                                   By:  /s/ James D.A. Gibson
                                      ------------------------------------------
                                   Name:  James D.A. Gibson
                                   Title: Managing Director


                                   By:  /s/ Philip Schubert
                                      ------------------------------------------
                                   Name:  Philip Schubert
                                   Title: Director

                                   KEYBANK NATIONAL ASSOCIATION


                                   By:  /s/ Vijaya Kulkarni
                                      ------------------------------------------
                                   Name:  Vijaya Kulkarni
                                   Title: AVP

                                   THE BANK OF NOVA SCOTIA


                                   By:  /s/ Todd S. Meller
                                      ------------------------------------------
                                   Name:  Todd S. Meller
                                   Title: Managing Director

                                   WACHOVIA BANK, NATIONAL ASSOCIATION


                                   By:  /s/ Kevin E. Burke
                                      ------------------------------------------
                                   Name:  Kevin E. Burke
                                   Title: Senior Vice President

                                   COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES


                                   By:  /s/ Robert S. Taylor
                                      ------------------------------------------
                                   Name:  Robert S. Taylor
                                   Title: Senior Vice President


                                   By:  /s/ Andrew P. Lusk
                                      ------------------------------------------
                                   Name:  Andrew P. Lusk
                                   Title: Vice President

                                   CITIZENS BANK OF RHODE ISLAND


                                   By:  /s/ Mark J. Meiklejohn
                                      ------------------------------------------
                                   Name:  Mark J. Meiklejohn
                                   Title: Senior Vice President

                                   FIFTH THIRD BANK


                                   By:  /s/ Brooke Balcom
                                      ------------------------------------------
                                   Name:  Brooke Balcom
                                   Title: Relationship Manager

                                  SUNTRUST BANK


                                   By:  /s/ Nora G. Brown
                                      ------------------------------------------
                                   Name:  Nora G. Brown
                                   Title: Vice President